UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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TrustCo Bank Corp NY

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2018 PROXY STATEMENT

and

Notice of Annual Meeting

TrustCo Bank Corp NY 2018 Proxy Statement

TrustCo Bank Corp NY 2018 Proxy Statement

5 Sarnowski Drive, Glenville, New York 12302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of TrustCo Bank Corp NY:

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY, a New York corporation, will be held at Mallozzi’s Restaurant and Banquet House, 1930 Curry Road, Rotterdam, New York 12303, on May 17, 2018, at 10:00 AM local time, for the purpose of considering and voting upon the following matters:

1.	Election of Directors.

2.	Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers.

3.	Ratification of the Appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors for 2018.

4.	Any other business that properly may be brought before the meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael J. Hall, Secretary

April 2, 2018

YOUR VOTE IS IMPORTANT TO US

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE, AS PROMPTLY AS POSSIBLE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE USING THE INTERNET OR TELEPHONE, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

Important Notice Regarding the Internet Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 17, 2018:

This Notice, the Proxy Statement attached to this Notice, and TrustCo’s Annual Report to shareholders for the year ended December 31, 2017 are available free of charge at https://materials.proxyvote.com/898349.

PROXY STATEMENT SUMMARY FOR ANNUAL MEETING OF SHAREHOLDERS

TRUSTCO BANK CORP NY

PROXY STATEMENT SUMMARY FOR

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2018

This proxy statement is furnished in connection with the solicitation by the board of directors of TrustCo Bank Corp NY (also referred to as “TrustCo” or the “Company”) of proxies to be voted at TrustCo’s Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 AM local time on Thursday, May 17, 2018, at Mallozzi’s Restaurant and Banquet House, 1930 Curry Road, Rotterdam, New York 12303. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about April 2, 2018.

The record date for the Annual Meeting is March 19, 2018. Only shareholders of record at the close of business on March 19, 2018 are entitled to notice of and to vote at the Annual Meeting. Shareholders of record on that date are entitled to one vote for each share of TrustCo common stock they hold. As of March 19, 2018, there were 96,354,600 shares of common stock outstanding.

The Annual Meeting will be held if a majority of the outstanding shares of TrustCo’s common stock, constituting a quorum, is represented at the meeting. If shareholders return a properly executed proxy card, their shares will be counted for purposes of determining a quorum at the meeting, even if they abstain from voting. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum. If a shareholder owns shares in “street name” through a bank or broker, the shareholder may instruct his or her bank or broker how to vote the share using the instructions provided by the bank or broker. A “broker non-vote” occurs when a shareholder who owns shares through a bank or broker fails to provide the bank or broker with voting instructions and either the bank or broker does not have the discretionary authority to vote the shares on a particular proposal or the bank or broker otherwise fails to vote the shares.

Under the rules of the NASDAQ Stock Market and the New York Stock Exchange, brokers do not have discretionary authority to vote shares on proposals that are not “routine.” Proposal 1 (Election of Directors) and Proposal 2 (Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers) would not be considered routine matters under the NASDAQ Stock Market and New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on those proposals. If a shareholder wishes for his or her shares to be voted on these matters, the shareholder must provide his or her broker with voting instructions. Proposal 3 (Ratification of the Appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors) is considered a routine matter, so the bank or broker will have discretionary authority to vote shares held in street name on this item.

All shares of TrustCo’s common stock represented at the Annual Meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If shareholders of record return a signed proxy card but fail to instruct how the shares registered in their names must be voted, the shares will be voted as recommended by TrustCo’s board of directors. The board of directors recommends that shareholders vote:

•	“FOR” each of the nominees for director,

•	“FOR” the approval of the nonbinding advisory resolution approving the compensation of TrustCo’s named executive officers, and

•	“FOR” ratification of the appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority. TrustCo does not know of any other matters to be presented at the Annual Meeting.

Any shareholder executing a proxy solicited under this proxy statement has the power to revoke it by giving written notice to the Secretary of TrustCo at its main office address or at the meeting of shareholders at any time prior to the exercise of the proxy.

TrustCo Bank Corp NY 2018 Proxy Statement 1

PROXY STATEMENT SUMMARY FOR ANNUAL MEETING OF SHAREHOLDERS

TrustCo will solicit proxies primarily by mail, although proxies also may be solicited by directors, officers, and employees of TrustCo or TrustCo’s wholly-owned subsidiary, Trustco Bank. These persons may solicit proxies personally or by telephone, and they will receive no additional compensation for such services. TrustCo has retained Alliance Advisors, LLC to aid in the solicitation of proxies for a solicitation fee of $11,000, plus expenses. The entire cost of this solicitation will be paid by TrustCo.

2 TrustCo Bank Corp NY 2018 Proxy Statement

THE ANNUAL MEETING

THE ANNUAL MEETING

A description of the items to be considered at the Annual Meeting, as well as other information concerning TrustCo and the meeting, is set forth below.

Proposal 1 - Election of Directors

The first item to be acted upon at the Annual Meeting is the election of three directors to serve on the TrustCo board of directors. The nominees for election as directors for three-year terms expiring at TrustCo’s 2021 Annual Meeting are Thomas O. Maggs, Robert J. McCormick, and Lisa M. Reutter. Each of the nominees is an incumbent director, and each nominee was approved by the Nominating and Corporate Governance Committee of TrustCo’s board of directors, as well as by the full board of directors of TrustCo.

TrustCo’s Certificate of Incorporation provides that TrustCo’s board of directors will consist of not less than five nor more than fifteen members, with, under TrustCo’s Bylaws, the total number of directors to be fixed by resolution of the board or the shareholders. Currently, the board of each of TrustCo and Trustco Bank is fixed at seven members.

The pages that follow set forth information regarding TrustCo’s nominees, as well as information regarding the remaining members of TrustCo’s board. Proxies will be voted in accordance with the specific instructions contained in the proxy card; properly executed proxies that do not contain voting instructions will be voted “FOR” the election of TrustCo’s nominees. If any such nominee becomes unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as TrustCo’s board may recommend. Each of TrustCo’s nominees has consented to being named in this proxy statement and to serve if elected. The board of directors has no reason to believe that any nominee will decline or be unable to serve if elected.

Information with regard to the business experience of each director and nominee and the ownership of common stock on December 31, 2017 has been furnished by each director and nominee or has been obtained from TrustCo’s records. TrustCo’s common stock is the only class of its equity securities outstanding.

TrustCo Bank Corp NY 2018 Proxy Statement 3

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Information on TrustCo Directors and Nominees

Nominees for Election as TrustCo Directors (1) for Three Year Terms to Expire in 2021

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation (2)	No. of Shares (3)		Percent of Class
Thomas O. Maggs, Age 73, President, Maggs & Associates, The Business Insurance Brokers, Inc. (insurance broker). Director of TrustCo and Trustco Bank from 2005-present. Chair of the Board of Directors of TrustCo and Trustco Bank for 2015. Mr. Maggs contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	74,057	(4)	*
Robert J. McCormick, Age 54, President and Chief Executive Officer of TrustCo from 2004-present, Chair 2009 and 2010, executive officer of TrustCo from 2001-present and Chief Executive Officer of Trustco Bank from 2002-present. Director of TrustCo and Trustco Bank from 2005-present. Joined Trustco Bank in 1995. Mr. McCormick contributes his skills and knowledge obtained from being the chief executive officer of the Company and Trustco Bank.	2,069,177	(5)	2.51
Lisa M. Reutter, Age 54, Elected to the Board of Directors of TrustCo and Trustco Bank November 2017. Ms. Reutter has been an owner of LMKD Properties, LLC since 2002. The company is a property management firm based in Altamont, New York. Ms. Reutter contributes her experience in the area of residential real estate, as an entrepreneur operating a successful business enterprise, and her skills for developing and evaluating business strategies.	1,123	(6)	*

Other TrustCo Directors (1)

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation (2)	No. of Shares (3)		Percent of Class
Dennis A. De Gennaro, Age 73, President and Chief Executive Officer, Camelot Associates Corp. (commercial and residential home builder and developer). Current Chair of the Board of Directors of TrustCo and Trustco Bank. Director of TrustCo and Trustco Bank from 2009-present. Mr. De Gennaro is highly knowledgeable about commercial and residential real estate in the Capital Region of New York and contributes his organizational skills and experience from operating a successful business enterprise.	102,578	(7)	*
Brian C. Flynn, Age 67, Consultant and Certified Public Accountant (NY). Director of TrustCo and Trustco Bank since 2016. Former partner of KPMG LLP (retired 2010) where he was employed for approximately 30 years. Mr. Flynn served in KPMG’s banking and finance practice area where his specialties included providing tax services to community banks, thrift institutions and real estate developers/ operators. Since his retirement in 2010, he has served as a technical tax consultant to a community bank trade group. Mr. Flynn brings to the board extensive tax, accounting and financial reporting expertise in the financial services industry. Mr. Flynn has been designated an audit committee financial expert.	10,000	(8)	*
Anthony J. Marinello, M.D., Ph.D., Age 62, Physician. Director of TrustCo and Trustco Bank from 1995-present. Chair of the Board of Directors of TrustCo and Trustco Bank for 2013. Dr. Marinello contributes his experience as an entrepreneur operating a successful medical practice and his skills for developing and evaluating business strategies.	93,643	(9)	*

*	Less than 1%

See Footnotes on Page 6

4 TrustCo Bank Corp NY 2018 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Other TrustCo Directors (1) (continued)

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation (2)	No. of Shares (3)		Percent of Class
William D. Powers, Age 76, Consultant, Powers & Company, LLC, retired. Chair of the Board of Directors of TrustCo and Trustco Bank for 2012. Director of TrustCo and Trustco Bank from 1995-present. Mr. Powers contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	89,651	(10)	*

Information on TrustCo Executive Officers

	Shares of TrustCo Common Stock Beneficially Owned
Name and Principal Occupation (2)	No. of Shares (3)		Percent of Class
Kevin M. Curley, Age 50, Senior Vice President of TrustCo and Trustco Bank from 2011-present. Administrative Vice President of TrustCo and Trustco Bank from 2004-2016. Executive Officer of TrustCo and Trustco Bank from 2017- present. Joined Trustco Bank in 1993.	109,353	(11)	*
Robert T. Cushing, Age 62, Retired from TrustCo and Trustco Bank effective December 22, 2017. Executive Vice President and Chief Operating Officer of TrustCo and Trustco Bank from 2014-December 2017. Executive Vice President and Chief Financial Officer of TrustCo from 2004-2014. President, Chief Executive Officer and Chief Financial Officer of TrustCo from 2002-2003. Executive Officer of TrustCo and Trustco Bank from 1994-2017. Joined TrustCo and Trustco Bank in 1994.	570,426	(12)	*
Michael J. Hall, Age 52, Vice President of TrustCo and Trustco Bank from 2015-present. Assistant Secretary of TrustCo and Trustco Bank for 2016. Executive Officer and Secretary of TrustCo and Trustco Bank 2017-present. Attorney with McNamee, Lochner, Titus & William, P.C. from 1992-2015. Joined TrustCo and Trustco Bank in 2015.	2,901	(13)	*
Robert M. Leonard, Age 55, Secretary of TrustCo and Trustco Bank from 2003-2006 and 2009-2016. Assistant Secretary of TrustCo and Trustco Bank from 2006-2009. Executive Vice President of TrustCo and Trustco Bank from 2013-present. Senior Vice President of TrustCo and Trustco Bank from 2010-2013. Administrative Vice President of TrustCo and Trustco Bank from 2004-2009. Executive Officer of TrustCo and Trustco Bank from 2003-present. Joined Trustco Bank in 1986.	150,226	(14)	*
Michael M. Ozimek, Age 43, Senior Vice President and Chief Financial Officer of TrustCo and Trustco Bank from 2014-present. Administrative Vice President of Trustco Bank from 2010-2014. Executive Officer of TrustCo and Trustco Bank from 2014-present. Joined TrustCo and Trustco Bank in 2002.	24,626	(15)	*
Scot R. Salvador, Age 51, Executive Vice President and Chief Banking Officer of TrustCo and Trustco Bank from 2004-present. Executive Officer of TrustCo and Trustco Bank from 2004-present. Joined Trustco Bank in 1995.	256,149	(16)	*
Eric W. Schreck, Age 51, Senior Vice President and Florida Regional President of Trustco Bank from 2009-present. Treasurer of TrustCo from 2010-present. Executive Officer of TrustCo and Trustco Bank from 2010-present. Joined Trustco Bank in 1989.	102,785	(17)	*

*	Less than 1%

See Footnotes on Page 6

TrustCo Bank Corp NY 2018 Proxy Statement 5

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

TRUSTCO DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (14 INDIVIDUALS) BENEFICIALLY OWN 3,656,695 SHARES OF COMMON STOCK, WHICH REPRESENTS 3.80% OF THE OUTSTANDING SHARES.

Footnotes:

(1)	Directors of TrustCo Bank Corp NY are also directors of Trustco Bank. William J. Purdy resigned as a director of TrustCo and Trustco Bank as of June 20, 2017.
(2)	Each of the directors has held, or retired from, the same position or another executive position with the same employer during the past five years.
(3)	Based on 96,289,311 shares issued and outstanding as of December 31, 2017. Beneficial ownership of less than 1% is denoted by an asterisk.
(4)	Voting or investment power held by Mr. Maggs and his spouse or immediate family members as to 70,057 shares. Also includes currently exercisable options to acquire 4,000 shares.
(5)	Includes for Mr. McCormick 379,217 shares in trust at Trustco Bank for which he is co-trustee, and 603,859 shares that are held by Trustco Bank as a co-trustee of trusts for the benefit of Mr. McCormick or his family. Also includes currently exercisable options to acquire 130,600 shares.
(6)	Voting or investment power for Ms. Reutter as to 1,123 shares.
(7)	Voting or investment power shared by Mr. De Gennaro’s spouse or other immediate family members as to 100,578 shares. Also includes currently exercisable options to acquire 2,000 shares.
(8)	Voting or investment power held by Mr. Flynn and his spouse or other immediate family members as to 10,000 shares.
(9)	Voting or investment power held by Dr. Marinello and his spouse or other immediate family members as to 89,643 shares. Also includes currently exercisable options to acquire 4,000 shares.
(10)	Voting or investment power held by Mr. Powers and his spouse or other immediate family members as to 85,651 shares. Also includes currently exercisable options to acquire 4,000 shares.
(11)	Voting or investment power held by Mr. Curley and his spouse or other immediate family members as to 78,803 shares. Also includes currently exercisable options to acquire 30,550 shares.
(12)	Voting or investment power shared by Mr. Cushing’s spouse or other immediate family members as to 551,226 shares. Also includes currently exercisable options to acquire 19,200 shares.
(13)	Includes for Mr. Hall currently exercisable options to acquire 900 shares.
(14)	Voting or investment power held by Mr. Leonard and his spouse or other immediate family members as to 78,526 shares. Also includes currently exercisable options to acquire 71,700 shares.
(15)	Includes for Mr. Ozimek currently exercisable options to acquire 10,750 shares.
(16)	Includes for Mr. Salvador currently exercisable options to acquire 94,641 shares.
(17)	Voting or investment power held by Mr. Schreck and his spouse or other immediate family members as to 92,785 shares. Also includes currently exercisable options to acquire 10,000 shares.

Board Meetings and Committees

TrustCo’s full board held twelve meetings during 2017. All of the directors, except for Robert J. McCormick, would be considered to be “independent directors” under the listing qualifications rules for companies such as TrustCo, whose shares are traded on The NASDAQ Stock Market. TrustCo’s independent directors met in executive session four times during 2017 (including two such sessions of the Audit Committee). William J. Purdy resigned from the board after the board’s June meeting. Lisa M. Reutter was elected to fill Mr. Purdy’s vacancy at the board’s meeting in November. All directors fully attended all board meetings during their respective tenures. Ms. Reutter attended only the December meetings during 2017. The independent directors attended all executive session meetings held during their respective tenures during 2017.

TrustCo maintains an Audit Committee, a Compensation Committee, a Board Compliance Committee, a Fiduciary Committee, a Nominating and Corporate Governance Committee, and a Risk Committee. The charter of each of the committees may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” link.

The Nominating and Corporate Governance Committee held eight meetings in 2017. The directors currently serving on the Nominating and Corporate Governance Committee are Lisa M. Reutter (Chair), Dennis A. De Gennaro, Brian C. Flynn, Thomas O. Maggs, Dr. Anthony J. Marinello, and William D. Powers. The function of the Nominating and Corporate Governance Committee is to assist the board by recommending and reviewing individuals for consideration as directors and develop and annually review governance guidelines applicable to the Company.

6 TrustCo Bank Corp NY 2018 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

TrustCo’s Audit Committee held twelve meetings and two executive sessions in 2017. The directors currently serving on the Audit Committee are Brian C. Flynn (Chair), Dennis A. De Gennaro, Thomas O. Maggs, Dr. Anthony J. Marinello, and Lisa M. Reutter. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; the committee’s functions also include the review of TrustCo’s and Trustco Bank’s internal audit function and the review of the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of external audit firms by TrustCo and Trustco Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under “Audit Committee” for a more detailed description of the Audit Committee’s activities.

TrustCo’s Compensation Committee held four meetings in 2017. The directors currently serving on the Compensation Committee are Thomas O. Maggs (Chair), Dennis A. De Gennaro, Brian C. Flynn, Dr. Anthony J. Marinello, William D. Powers, and Lisa M. Reutter. The function of the Compensation Committee is to generally oversee the employee compensation and benefit policies, plans and programs of TrustCo and Trustco Bank, including the establishment, annual review and approval of the compensation of the executive officers. In addition, the Compensation Committee is responsible for annually reviewing board compensation and making appropriate recommendations for changes thereto. Please refer to the discussion under “Executive Compensation” for a more detailed description of the Compensation Committee’s activities relative to the named executive officers.

The Board Compliance Committee held twelve meetings in 2017. The directors currently serving on the Board Compliance Committee are William D. Powers (Chair), Dennis A. De Gennaro, Brian C. Flynn, Thomas O. Maggs, Dr. Anthony J. Marinello, and Lisa M. Reutter. The function of the Compliance Committee is to provide assistance to the board in fulfilling its oversight responsibility relating to compliance with legal and regulatory requirements and Trustco Bank’s policies, including overseeing Trustco Bank’s communications and responses to and cooperation with the Office of the Comptroller of Currency (“OCC”) and other governmental authorities with jurisdiction over TrustCo or Trustco Bank, and any agreements, orders or directives with respect to such authorities.

The Fiduciary Committee held four meetings in 2017. The directors currently serving on the Fiduciary Committee are Robert J. McCormick (Chair), Dennis A. De Gennaro, Brian C. Flynn, Thomas O. Maggs, Dr. Anthony J. Marinello, William D. Powers, and Lisa M. Reutter. The function of the Fiduciary Committee is to assist the board of directors in fulfilling its responsibilities with respect to the Trustco Bank Financial Service Department regarding fiduciary, agency and custodial activities; oversee the Financial Services Department in providing estate administration, trust administration, investment management services, and custodial services; advise the board of directors with respect to the adoption of appropriate policies to be observed in offering such services; oversee and enforce sound risk management practices calculated to minimize risk and loss to Trustco Bank and its customers; and report to the board of directors on the activity of the Financial Services Department in the conduct of its business.

The Risk Committee held four meetings in 2017. The directors currently serving on the Risk Committee are Dr. Anthony J. Marinello (Chair), Dennis A. De Gennaro, Brian C. Flynn, Thomas O. Maggs, William D. Powers, and Lisa M. Reutter. The function of the Risk Committee is to oversee the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, treated, monitored, and reported within the governance structure approved by the board.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee: (1) was an officer or employee of TrustCo or Trustco Bank; (2) was formerly an officer of TrustCo or Trustco Bank; or (3) had any relationship requiring disclosure by TrustCo under the SEC’s rules governing disclosure of related party transactions. No executive officer of TrustCo served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of TrustCo’s Board of Directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership.

The position of TrustCo’s chair of the board and the office of its president and chief executive officer are held by different persons. The chair of the board, Dennis A. De Gennaro, is an independent director who has been a member of the board since 2009. Mr. De Gennaro became chair in January 2016 to serve a term ending upon the earlier of December 31, 2018 or the date the board elects a successor. Mr. De Gennaro is a member of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee, the Board Compliance Committee, the Fiduciary Committee, and the Risk Committee. Under TrustCo’s Corporate Governance Guidelines, the

TrustCo Bank Corp NY 2018 Proxy Statement 7

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

positions of chief executive officer and chair of the board are separate and the members of the board elect a chair as they deem appropriate from time to time from among TrustCo’s independent directors. Also under the guidelines, in order to better ensure that the chair of the board will have the opportunity to carry out the planning and direction duties associated with the chair’s position, the chair is to be elected to a term to expire three years from its start date or on such earlier date as the board elects a new chair. (The board retains, however, the authority to elect a director as chair even though the then-current chair has not served in that role for three years and is not obligated to nominate for re-election by shareholders a director whose three-year tenure as chair is not complete.) At least once each year, the Corporate Governance Committee will consider the performance of the chair relative to the Corporate Governance Guidelines and may make such recommendations as it deems appropriate.

Role in Risk Oversight.

Risk is inherent in the operation of every financial institution, and management of risk is a key part of the institution’s success. Risks faced by TrustCo and Trustco Bank include credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. TrustCo management is responsible for the day-to-day management of the risks faced by the Company, while the board of directors as a whole is ultimately responsible for risk management oversight. In carrying out its responsibilities in this area, the board has delegated important duties to its committees. The Risk Committee has, as noted above, responsibility to oversee the management of the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, treated, monitored, and reported within the governance structure approved by the board. The Audit Committee assists the full board with respect to the adequacy of TrustCo’s internal controls and financial reporting process, the independence and performance of TrustCo’s internal and external auditors, and compliance with legal and regulatory requirements. The Board Compliance Committee assists the board with respect to compliance with legal and regulatory requirements. The Fiduciary Committee oversees the Company’s Financial Services Department and assists the full board in managing risk associated therewith, as well as in fulfilling its responsibilities regarding fiduciary, agency and custodial activities. Finally, the Compensation Committee has the authority to conduct annual reviews of the Company’s incentive compensation practices to assess the extent to which such arrangements and practices encourage risk-taking and whether the level of encouragement of such risk-taking is appropriate under the circumstances. The Compensation Committee has concluded that the compensation policies are not reasonably likely to have a material adverse effect on the Company.

The entire board reviews and approves, on an annual basis, all significant policies that address risk within TrustCo’s consolidated organization, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. The board monitors risk through reports received on a periodic basis from management, and the board annually approves the Company’s business continuity plan as well as its insurance program.

Director Nominations

Each of the nominees standing for election at the Annual Meeting was considered and selected by the Nominating and Corporate Governance Committee and unanimously approved by TrustCo’s independent directors.

The Nominating and Corporate Governance Committee is appointed by the board of directors in part to review and identify individuals qualified to become board members and to recommend to the board the nominees for consideration at the Annual Meeting.

As a general matter, the board believes that a candidate for board membership should have high personal and professional ethics, integrity, and values; an inquiring and independent mind, practical wisdom, and mature judgment; broad policy-making experience in business, government, or community organizations; expertise useful to TrustCo and complementary to the background and experience of other board members; willingness to devote the time necessary to carrying out the duties and responsibilities of board membership; commitment to serve on the board over a period of several years to develop knowledge about TrustCo, its strategy, and its principal operations; and willingness to represent the best interests of all of TrustCo’s constituencies. Although neither the committee nor the full board of directors has a formal policy with respect to diversity, the committee and the board have a general objective of having a board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience, and perspective.

After a potential candidate is identified, the committee investigates and assesses the qualifications, experience, and skills of the candidate. The investigation process may, but need not, include one or more meetings with the candidate by a member or members of the committee. From time to time, but at least once each year, the committee meets to evaluate the needs of the board and to discuss the candidates for nomination to the board. Such candidates may be presented to the shareholders for election or elected to fill vacancies. All nominees must be approved by the committee and by a majority of the independent members of the board.

8 TrustCo Bank Corp NY 2018 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

The committee will consider written recommendations by shareholders for nominees for election to the board. The persons identified in such recommendations will be evaluated under the same criteria and procedures used for other board candidates. Under TrustCo’s bylaws, written nominations of persons for election to the board of directors must be delivered or mailed to the board not fewer than 14 and not more than 50 days prior to any meeting of shareholders called for the purpose of the election of directors, or not later than 7 days prior to the meeting if fewer than 21 days’ notice of the meeting is provided.

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Audit Committee

The Audit Committee of TrustCo’s Board is responsible for providing oversight of TrustCo’s accounting functions, internal controls, and financial reporting process. The Audit Committee is composed of six directors, each of whom is independent under the listing standards of The NASDAQ Stock Market, and each member of the Audit Committee satisfies the “financial sophistication” requirement also set forth in those listing standards. Each Audit Committee member also satisfies the additional independence requirements contained in the Securities Exchange Act of 1934 for members of public company audit committees. The Board of Directors has determined that Brian C. Flynn meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (“SEC”) and included in NASDAQ’s rules for listed companies. In addition, to assist in the performance of its duties, the Audit Committee retained Marvin and Company, PC, an independent accounting firm, as a consultant to the Committee. As a consultant to the Audit Committee, a Marvin and Company partner attends Audit Committee meetings on at least a quarterly basis, reviews all materials presented to the Audit Committee each month, responds to questions and inquiries from Audit Committee members and questions internal audit department personnel, representatives of the Company, the Company’s independent auditors, and management prior to, during, and as follow up to Audit Committee meetings.

The Audit Committee operates under a written charter approved by the Board of Directors. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes or revisions that the Committee considers necessary or appropriate. A copy of the Audit Committee’s charter may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” link.

It is the Audit Committee’s policy to preapprove all audit and nonaudit services provided by the Company’s independent auditors, as well as any services provided by any other registered public accounting firm. In considering nonaudit services, the Audit Committee will consider various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service has the potential to compromise the independence of the independent auditors. In certain circumstances, the Audit Committee’s policies and procedures provide the Committee’s Chair with the authority to preapprove services from the Company’s independent auditors, which approval is then reviewed and approved at the next Audit Committee meeting. Accordingly, all of the services described herein were approved by the Audit Committee.

Audit Committee Report. The Audit Committee’s responsibility is to monitor and oversee TrustCo’s financial reporting and audit processes and to otherwise conduct its activities as provided for in its charter. Management is responsible for TrustCo’s internal controls and financial reporting process. TrustCo’s independent auditors for 2017, Crowe Horwath LLP, were responsible for performing an independent audit of TrustCo’s consolidated financial statements and the effectiveness of TrustCo’s internal controls over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. TrustCo’s Internal Audit Department is responsible for monitoring compliance with internal policies and procedures as well as evaluating the effectiveness of the Company’s governance, risk management, and internal control processes. In performing its oversight, the Audit Committee reviews the performance of Crowe Horwath LLP and TrustCo’s Director of Internal Audit.

In connection with these responsibilities, the Audit Committee met with management and Crowe Horwath LLP on February 20, 2018 to review and discuss TrustCo’s December 31, 2017 and 2016 consolidated financial statements. The Audit Committee also discussed with Crowe Horwath LLP the matters required to be communicated to audit committees in accordance with professional standards, including PCAOB Auditing Standard No. 1301, and received the written disclosures and a letter from Crowe Horwath LLP required by relevant regulatory and professional standards regarding auditor communications with audit committees concerning independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and its review of the information described in the preceding paragraphs, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in TrustCo’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

AUDIT COMMITTEE:	Brian C. Flynn, Chair
Dennis A. De Gennaro
Thomas O. Maggs
Dr. Anthony J. Marinello
William D. Powers
Lisa M. Reutter

10 TrustCo Bank Corp NY 2018 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Shareholder Communications with Board and Board Attendance at Annual Meeting of Shareholders

TrustCo provides an informal process for shareholders to send communications to the board. Shareholders who wish to contact the board or any of its members may do so in writing to TrustCo Bank Corp NY, Attention: Corporate Secretary, P.O. Box 1082, Schenectady, New York 12301-1082. Additionally, immediately after the Annual Meeting of Shareholders, TrustCo conducts a shareholders’ assembly which provides a forum for shareholders to express their views.

Although TrustCo does not have a policy with regard to board members’ attendance at the Annual Meeting of Shareholders, the directors are encouraged to attend such meetings, and all of the directors attended both the 2017 Annual Meeting and the Shareholders’ Assembly.

Vote Required and Recommendation

The three nominees for election to the TrustCo board for three-year terms expiring at the 2021 Annual Meeting of Shareholders who receive the greatest number of votes will be elected to the board. Each nominee must, however, receive the affirmative vote of a majority of the outstanding shares of TrustCo common stock in order to be elected.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD.

Proposal 2 - Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers

TrustCo has annually provided shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, and the tabular disclosure regarding the compensation of the named executive officers and the accompanying narrative. (This opportunity is often referred to as a “say-on-pay” vote or proposal.)

The say-on-pay proposal described below gives TrustCo shareholders the opportunity to endorse, or not endorse, the compensation of the named executive officers. The vote on the proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on TrustCo, its board of directors, or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. Please refer to the “Compensation Discussion and Analysis” for a discussion of the effect of the vote on the say-on-pay proposal at TrustCo’s 2017 annual meeting on the Compensation Committee’s decisions during 2017.

As discussed in more detail in the Compensation Discussion and Analysis, TrustCo seeks to offer a compensation structure for its executive officers designed to compare favorably with its peer group while taking into account the experience and responsibilities of each particular executive officer. TrustCo also seeks to provide compensation incentives that promote the enhancement of shareholder value in conjunction with encouraging and rewarding a high level of performance evidenced through the achievement of corporate and individual financial and business objectives and managing and minimizing the level of risk inherent in any compensation program. The Compensation Committee and the board of directors believe that the policies and procedures described in the Compensation Discussion and Analysis are effective in implementing the Company’s compensation program and achieving its goals and that the compensation of the Company’s named executive officers in 2017 reflects and supports these compensation policies and procedures.

Resolution

In light of the foregoing, TrustCo is asking shareholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of TrustCo Bank Corp NY approve, on an advisory basis, the compensation of the named executive officers, as disclosed in TrustCo’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.

TrustCo Bank Corp NY 2018 Proxy Statement 11

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to adopt the foregoing resolution approving the compensation of TrustCo’s named executive officers. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

Proposal 3 - Ratification of the Appointment of Independent Auditors

The Audit Committee of TrustCo’s Board of Directors has recommended, and the Board of Directors on February 20, 2018 reappointed, Crowe Horwath LLP as TrustCo’s Independent Auditors for the year ending December 31, 2018. At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the fiscal year ending December 31, 2018. Information with respect to the services provided in 2017 and 2016 to TrustCo by Crowe Horwath LLP is presented under the Audit Committee discussion, above. Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

The following table presents fees for professional audit services, as well as other professional or consulting services, rendered by Crowe Horwath LLP. The services included audits of TrustCo’s annual consolidated financial statements for the years ended December 31, 2017 and 2016 and of the effectiveness of internal controls over financial reporting, tax return preparation services, and other services provided by Crowe Horwath LLP during the years ended December 31, 2017 and 2016.

	2017	2016
Audit fees	$481,000	451,000
Audit related fees(1)	15,000	6,800
Tax fees(2)	99,950	114,700
All other fees(3)	0	181,000

Total Fees	$595,950	753,500

(1)	For 2017, audit-related fees consisted of professional services for Form S-3 Registration Statement consent procedures. For 2016, audit-related fees consisted of assistance in responding to an SEC comment letter.
(2)	For 2017 and 2016, tax fees consisted of tax return preparation services and assistance with tax audits.
(3)	For 2016, all other fees consisted of operational internal audit compliance services related to the Company’s non-financial compliance function.

TrustCo’s Audit Committee held twelve meetings and two executive sessions in 2017. The directors currently serving on the Audit Committee are Brian C. Flynn, (Chair), Dennis A. De Gennaro, Thomas O. Maggs, Dr. Anthony J. Marinello and Lisa M. Reutter. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; the Committee’s functions also include the review of TrustCo’s and Trustco Bank’s internal audit function and the review of the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of external audit firms by TrustCo and Trustco Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under “Audit Committee” for a more detailed description of the Audit Committee’s activities.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to ratify the appointment of Crowe Horwath LLP as TrustCo’s Independent Auditors for the year ending December 31, 2018. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

12 TrustCo Bank Corp NY 2018 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.

Other Matters

TrustCo’s board of directors is not aware of any other matters that may come before the Annual Meeting. If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority.

TrustCo Bank Corp NY 2018 Proxy Statement 13

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, policies and components of TrustCo’s 2017 executive compensation program for its named executive officers. In addition, the CD&A will discuss and analyze the decisions of and actions taken by the Compensation Committee during, before and after 2017 as those decisions and actions relate to such objectives and policies and the compensation paid to or earned by the named executive officers during 2017.

Executive Officers

TrustCo identified the following as executive officers for 2017:

•	Robert J. McCormick, President and Chief Executive Officer, TrustCo and Trustco Bank.

•	Michael M. Ozimek, Senior Vice President and Chief Financial Officer, TrustCo and Trustco Bank.

•	Robert T. Cushing, former Executive Vice President and Chief Operating Officer, TrustCo and Trustco Bank.[1]

•	Scot R. Salvador, Executive Vice President and Chief Banking Officer, TrustCo and Trustco Bank.

•	Robert M. Leonard, Executive Vice President and Chief Risk Officer, TrustCo and Trustco Bank.

•	Kevin M. Curley, Senior Vice President TrustCo and Trustco Bank.

•	Eric W. Schreck, Treasurer, TrustCo, and Senior Vice President, Trustco Bank.

•	Michael J. Hall, Vice President, Counsel, and Secretary, TrustCo and Trustco Bank.

Of those, Messrs. McCormick, Ozimek, Cushing1, Salvador, Leonard, and Schreck are the named executive officers.

(1)	Mr. Cushing retired effective December 22, 2017.

Objectives of Executive Compensation Program

Our executive compensation program is designed to promote the following compensation objectives:

•	Encourage and reward the achievement of our short-term and long-term financial and strategic objectives;

•	Align executive interests with the interests of our shareholders to ensure their focus on long-term return to shareholders and consideration of excessive risk mitigation; and

•	Provide a comprehensive compensation program that fosters the retention of current executive officers and serves to attract new highly-talented, results-driven executives as the need may arise.

Engagement, Feedback and Changes

In 2017 and early 2018, TrustCo continued its vigorous shareholder engagement program reaching out to its 25 largest investors, representing 46.1% of its outstanding shares. Through that outreach, TrustCo had conversations with investors representing 26% of the outstanding shares. In response to the input received, a number of meaningful changes to TrustCo’s governance structure and compensation program were made. The changes include strides in diversity, environmental, social, governance (ESG) practices, and adjustments to long-term compensation. Additionally, in 2017, shareholders representing 95% of the votes cast supported the “say-on-pay” vote.

14 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

TrustCo values shareholder views and insights and believes that its engagement program builds informed relationships, promotes transparency, and improves accountability. The ultimate goal is to appropriately relate executive pay to corporate performance and provide our investors with a meaningful voice relating to our corporate governance practices. After listening to shareholder feedback and performing further analysis, TrustCo implemented the following changes:

Compensation Feature	What TrustCo Heard	What TrustCo Did
Board Diversity	Companies with more diverse boards perform better.	TrustCo conducted an extensive search identifying numerous qualified candidates and ultimately elected Lisa M. Reutter to the board.
Environmental, Social, Governance	Companies that are focused on broad issues of good corporate citizenship perform better.	Trustco Bank is very proud of the diversity of its workforce, has significantly enhanced the responsiveness of its governance program, and is increasing its focus on several environmental issues, such as supporting alternative fuel vehicles and utilizing LED lighting. These initiatives are not only beneficial to society and the environment but are also financially beneficial to the Company.
Board Declassification	Some investors are of the view that board declassification represents better governance.	The Nominating and Corporate Governance Committee commissioned a review of the topic directing management analyze the issue and report findings to the Committee.
Director Tenure	Board refreshment should be a governance priority.	Through several actions, over the past three years TrustCo has reduced its average board tenure from 19 years to just over 10 years. Additionally, the board adopted a mandatory retirement age of 72 for all new board members.
Single Metric in Long-Term Incentive Plan	Single metrics are disfavored.	Along with the relative metric of ROE, TrustCo added a second metric, efficiency ratio, throughout the three-year performance period.

Over the past several years, TrustCo has made significant and meaningful changes to the way it approaches governance and the way it discloses information about its operation and the compensation of its executives. The goal of these efforts is to provide shareholders with the data needed to fully evaluate the Company’s performance as measured against relevant metrics. The changes made demonstrate TrustCo’s commitment to such matters. As also indicated in last year’s proxy, TrustCo’s shareholder outreach is viewed as ongoing and not transactional. TrustCo will make governance enhancements and address other and new matters as they are presented.

TrustCo Bank Corp NY 2018 Proxy Statement 15

EXECUTIVE COMPENSATION

Highlights of 2017 Business Results

TrustCo continued its strong performance in 2017. The chart below summarizes key results.

Company Performance

Performance Metric	2017 Results	2016 Results
Net Income	$43.1 million	$42.6 million
Return on Average Equity	9.64%	9.94%
Return on Average Assets	0.88	0.89
Diluted Earnings Per Share	$0.448	$0.445
Nonperforming Loans to Total Loans	0.67%	0.73%
Efficiency Ratio	53.72%	55.67%

Impact of Tax Law Changes

Like all U.S. companies, TrustCo’s 2017 results were impacted by the tax law changes that were adopted in late 2017. All of the metrics listed above would have shown greater performance were it not for the necessary adjustment of deferred tax assets due to the changes. Specifically, TrustCo wrote down approximately $5.1 million of its deferred tax assets as a result of the tax law changes in 2017. As a result, compared to 2016, TrustCo’s 2017 net income rose from $42.6 million to $43.1 million, an increase of 1.2%, while pre-tax earnings for the same period rose from $68.3 million to $76 million, an increase of 12.4%.

Please refer page 37 of the 2017 Annual Report for more information on how the Efficiency Ratio was calculated.

Compensation Committee and Management Role in Determining Compensation for the Named Executive Officers

The Compensation Committee has responsibility for overseeing the Company’s executive compensation policies and practices, including establishing annual salaries, long-term incentive and equity-incentive arrangements, annual incentive arrangements, and all other benefits and other compensation programs for the Company’s named executive officers. The Compensation Committee is solely responsible for setting the compensation of Mr. McCormick, the Company’s Chief Executive Officer (“CEO”). As for the other named executive officers, the CEO generally makes recommendations to the Compensation Committee in light of the named executive officers’ performance, the Company’s performance, and other factors. The Committee then evaluates the recommendations and determines the levels and structure of these executive officers’ compensation.

In making its decisions, the Compensation Committee considers a number of factors including among others:

•	TrustCo’s and Trustco Bank’s attainment of net income goals;

•	The Company’s operating performance against its past performance and that of its peers;

•	Total shareholder return;

•	Total asset targets;

•	Overall profitability from year to year;

•	Company efficiency; and

•	Banking experience of individual named executive officers, the scope of their responsibility within the overall organization, their individual performance and the specific contributions they made to TrustCo and Trustco Bank during the course of the year.

The Compensation Committee also considers other relevant factors, including involvement in the community that might better position the organization to serve the immediate needs of Trustco Bank’s market. The Compensation Committee generally considers most or all of the above criteria but does not generally assign a specific weight to any of these factors in making compensation decisions and may choose certain criteria in one year and others in other years. Except for specific goals set with respect to certain compensation programs described herein or otherwise set forth below, the Compensation Committee makes compensation decisions on a discretionary basis considering such factors and criteria as it deems appropriate from year to year.

16 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

Use of Peer Companies

As part of the Company’s analysis, review, and implementation of its executive compensation program, the Compensation Committee reviews aspects of the financial performance of a group of companies the Company considers to be its peers as well as the compensation paid to certain executive officers of these peer companies. For example, annual bonus awards paid pursuant to the Company’s Executive Officer Incentive Plan are based on the achievement of certain performance metrics relative to the achievement of the same metrics by these peer companies. In addition, the Compensation Committee typically reviews the total compensation, including base salary, incentive compensation, equity awards, and other compensation, paid to the top three to five executive officers of these peer companies. While the Compensation Committee considers certain aspects of the financial performance of peer companies and the compensation paid to the named executive officers of those peer companies relative to the Company’s performance and compensation paid to the Company’s named executive officers, it does not specifically benchmark compensation against these peer companies. Rather, the Compensation Committee uses the information as a general guide to setting compensation for the Company’s named executive officers.

The Compensation Committee typically determines the Company’s then-current peer group in December of each year in connection with setting certain aspects of annual compensation for the following year. The criteria the Compensation Committee uses to determine peer companies is generally the same from year to year and consists of New York, New Jersey and Florida-based banks and thrifts with assets of between $2 and $10 billion (measured as of the end of September of each year). The Compensation Committee is of the view that inasmuch as the Company’s major market areas are in Upstate New York, Downstate New York/Northern New Jersey and Florida, these comparably-sized companies are a reasonable representation of its peers. As of December 31, 2016, the Company had total assets of approximately $4.87 billion. The composition of the peer group may change from year to year as new companies enter the relevant market or on account of changes in the size of companies or mergers or acquisitions.

In December 2016, the Compensation Committee selected a peer group consisting of 24 banks and thrifts. The Company’s peer group selected in 2016 consisted of the following companies (the “Peer Group”):

Arrow Financial Corp	Lakeland Bancorp
Bridge Bancorp	NBT Bancorp
Capital City Bank Group	Northfield Bancorp
Community Bank System	OceanFirst Financial Corp
CenterState Bank Corp	Oritani Financial Corp
ConnectOne Bancorp, Inc.	Peapack Gladstone Financial
Dime Community Bancshares	Provident Financial Services
FCB Financial Holdings	Seacoast Banking Corp of Florida
Financial Institutions	Stonegate Bank
First of Long Island	Suffolk Bancorp
Flushing Financial Corp	Sun Bancorp
Kearny Financial Corp	Tompkins Financial Corp

TrustCo Bank Corp NY 2018 Proxy Statement 17

EXECUTIVE COMPENSATION

In December 2016, as part of its year-end review of the Company’s executive compensation program, the Compensation Committee reviewed the base salary and total compensation paid to the officers of the companies in the Peer Group based upon December 2015 information, that being the most current information available. In addition, the Compensation Committee also compared the Company’s overall performance with that of companies in the Peer Group.

CEO Compensation	Peer Group
Median	$1,328,315
Mean	$1,858,816
25th Percentile	$1,146,694
75th Percentile	$2,297,567
90th Percentile	$3,597,422
Minimum	$574,980
Maximum	$4,954,935

TrustCo CEO, Robert J. McCormick	$1,703,019
TrustCo Percent Rank	59.2%

NEO Compensation	Peer Group
Median	$576,580
Mean	$667,524
25th Percentile	$464,311
75th Percentile	$739,464
90th Percentile	$1,031,216
Minimum	$295,511
Maximum	$2,295,521

Michael M. Ozimek, Chief Financial Officer	$358,144
Robert T. Cushing, Chief Operating Officer (retired)	$966,378
Scot R. Salvador, Chief Banking Officer	$1,006,583
Robert M. Leonard, Chief Risk Officer	$719,218
Eric W. Schreck, Senior Vice President	$407,818

TrustCo NEOs Mean	$691,628
Trustco NEO Percent Rank	72.7%

18 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

Utilizing performance data as of September 30, 2016, the Compensation Committee concluded the Company’s overall performance compared favorably with that of the Peer Group. With the benefit of actual year-end 2017 numbers, the comparison is as follows:

Although included as a part of the peer group when it was established, the above charts do not reflect performance information for Stonegate Bank, Suffolk Bancorp or Sun Bancorp. Due to acquisitions, the 2017 data was not available for these banks.

Also of note is that while the Company is of similar size to the members of its peer group, the Compensation Committee also takes into consideration the unique size of the Company’s executive group as compared to other companies in the Peer Group. TrustCo and Trustco Bank typically have operated with four senior executive officers, all of whom have a very broad scope of responsibilities. The Compensation Committee believes that the other institutions in the Peer Group have a larger pool of such officers having similar responsibilities.

Compensation Consultants

The Compensation Committee periodically, but not necessarily annually, retains compensation consultants, reviews information provided by or through third-party sources, and often relies on TrustCo’s Human Resources Department to gather such information.

In 2017, management engaged McLagan (Aon) for background and market research services. Information thus obtained was also shared with the Committee.

TrustCo Bank Corp NY 2018 Proxy Statement 19

EXECUTIVE COMPENSATION

2017 Executive Compensation Program

For 2017 there were three basic elements to TrustCo’s executive compensation program, each of which has sub-elements:

Annual Compensation	Salary, Incentive Bonus, Other Benefits

Long-Term Compensation	Stock Options, Restricted Stock Units, Performance Shares, Performance Bonus Program

Retirement Compensation	Defined Benefit Pension Plan, 401(k) Plan, and Supplemental Retirement Plan

As a general matter, the Compensation Committee initially considers total compensation levels of the Peer Group prior to making compensation decisions with respect to each of the individual elements of executive compensation. The description below provides discussion and analysis for each element of TrustCo’s executive compensation program for 2017, including the relevant history of those components and the compensation decisions made for 2017.

Annual Compensation

Base Salary.

Annual salary is the base compensation for the Company’s named executive officers and is intended to provide a portion of compensation which is fixed to give our named executive officers resources upon which to live and provide them with a certain level of financial security. The salaries for our named executive officers are established based upon the scope of their respective responsibilities, taking into account competitive market compensation paid by the Peer Group for similar positions along with the performance of these companies relative to the performance of the Company. Salaries are reviewed at least annually and are also reviewed upon the request of the board of directors.

Based on the data available in December of 2016, the Compensation Committee concluded that the base salaries and total compensation of named executive officers McCormick, Cushing, and Salvador were competitive with the Peer Group. Although the Compensation Committee believes that these executive officers’ performance through the third quarter of 2016 led to the Company’s solid performance relative to the Peer Group, consistent with the Company’s policy to gradually increase the proportion of performance-based compensation to fixed compensation, the Compensation Committee elected not to increase their base salaries. For these named executive officers, the Compensation Committee believes that the Company’s Executive Officer Incentive Plan (annual performance bonuses) and/or the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan (“Equity Incentive Plan”) (stock options, restricted units, and performance share awards) are properly structured to reward exceptional performance with appropriate increased compensation.

As to Messrs. Ozimek, Leonard, and Schreck, taking into account the scope of their respective responsibilities, the compensation paid by the Peer Group for similar positions, and the performance of the Company relative to the Peer Group, the Committee concluded that the base salaries and total compensation these name executive officers was found to be below the average compensation levels. The Committee concluded that modest increases were, therefore, appropriate.

Accordingly, named executive officer compensation for 2017 was set as follows:

Name and Position	2017 Annual Base Salary	Increase over 2016
Robert J. McCormick	$880,000	0%
Michael M. Ozimek	$250,000	6%
Robert T. Cushing	$640,000	0%
Scot R. Salvador	$520,000	0%
Robert M. Leonard	$330,000	13%
Eric W. Schreck	$283,400	4%

20 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

Executive Officer Incentive Plan for 2017.

The Executive Officer Incentive Plan provides for annual bonus compensation for the named executive officers based upon the achievement of certain corporate performance targets. The Compensation Committee reviews and adjusts as appropriate the plan bonus opportunities, performance targets, structure, and other metrics on an annual basis. In March 2017, the Compensation Committee met and approved the bonus opportunities, performance targets, structure, and other metrics for the year.

The corporate performance targets set for 2017 included return on average equity, return on average assets, efficiency ratio, and the ratio of nonperforming assets to total assets, each as measured against the composite performance of the Peer Group. The Compensation Committee selected these particular performance measures because it considers them to be important factors in driving corporate performance. Bonuses for 2017 would only be awarded for achievement of corporate targets and are based on threshold (15% of base salary), target (either 30% or 45% of base salary, see below) and maximum (60% of base salary) level of achievement.

The following table sets forth the corporate performance targets, weightings, levels of achievement and other details under the Executive Officer Incentive Plan for 2017. Each metric is weighted at 25%.

2017 Executive Officer Incentive Plan

(1)	Provided that performance is better than 2016 performance.
(2)	Provided that performance is better than 2016 performance, payout will be based on Target 2 percentage, otherwise Target 1 percentage. For comparison purposes, 2017 income was adjusted per the plan terms to exclude “infrequent, unusual or one-time non-recurring items”, i.e. write down of deferred tax assets

Contingent Bonus Payments.

Consistent with the Company’s practice of placing more emphasis on long-term compensation and to reward executives for sustained performance over more than one year, in March 2017, when the Compensation Committee approved the bonus opportunities and performance targets for 2017, it required, as allowed under the plan, that to the extent that the achievement level for 2017 resulted in bonus amounts in excess of 30% of base salary for the executives, payment of the amount in excess of 30% (the “Contingent Bonus”) would be contingent on achievement of the same corporate performance goals set for 2017 (return on average equity, return on average assets, efficiency ratio, and the ratio of non-performing assets) relative to the Peer Group average performance for 2018. Payment levels were based on threshold (100% of Contingent Bonus), target (115% of Contingent Bonus) and maximum (125% of Contingent Bonus) level of achievement. At the threshold level, the Contingent Bonus would not be earned unless performance for at least two of the performance goals for 2018 are within 25% of the Peer Group average performance level for 2018. Payment of any amount in excess of 100% of the Contingent Bonus would be subject to achievement of corporate performance goals at a level better than the Peer Group average performance. Thus, for 2017, the Executive Officers Incentive Plan

TrustCo Bank Corp NY 2018 Proxy Statement 21

Performance Criteria Threshold Performance Level (15% of salary) 1 Target 1 Performance Level (30% of salary) 2 Target 2 Performance Level (45% of salary) 2 Maximum Performance Level (60% of salary) 2017 TrustCo Performance Level Compared to Peer Group Median Award % Earned Award as a % of Salary Return on Average Equity Equal to 75% to 99% of Peer Group median 100% to 124% of Peer Group median 100% to 124% of Peer Group median 125% or greater of Peer Group median 123.43% above 45.00% 11.25% Return on Average Assets 102.33% above 45.00% 11.25% Efficiency Ratio 104.73% above 45.00% 11.25% Nonperforming Assets to Total Assets 66.67% below 0.00% 0.00% Total 33.75%

EXECUTIVE COMPENSATION

generated a bonus of 33.75% of base salary to the participating executive officers, with 3.75% thereof subject to the Contingent Bonus payment feature.

2017 Contingent Bonus Payment

Performance Level	Performance Criteria	Bonus Payment
Threshold	At least two of the performance goals set for 2018 are achieved at a level of 75% to 99% of the peer group median performance	100% of Contingent Bonus
Target	All performance goals for 2018 are achieved at 100% to 125% of the peer group median performance	115% of Contingent Bonus
Maximum	All performance goals for 2018 are achieved at 125% or greater than the peer group median performance	125% of Contingent Bonus

The Compensation Committee believes that the Executive Officer Incentive Plan, as currently structured with the long-term performance feature, will encourage and reward executives for achievement of key corporate performance goals that will contribute to long-term sustained performance, drive long-term shareholder value creation, and encourage executive decision making that mitigates long-term risk. Moreover, the Committee believes that payment levels relative to base salary percentages are generally consistent with Peer Group bonus compensation levels and serve to reward executives for superior performance over more than one year with enhanced performance-based compensation in lieu of increased fixed compensation.

Other Annual Benefits

Annual Benefits.

The Company provides certain other annual benefits to the named executive officers in the form of (i) benefits under its executive medical reimbursement plan described below, (ii) use of Company cars, (iii) country club memberships, (iv) financial planning services and (v) additional tax “gross up” payments. In addition to the specific reasons set forth below for providing these benefits, the Compensation Committee believes they help to provide a comprehensive compensation program that fosters the retention of our current executive officers and will serve to attract new highly talented, results-driven executives as the need may arise. The Compensation Committee believes that the value of these other annual benefits to the Company’s overall executive compensation program and the individual named executive officers outweighs the cost to the Company, which is set forth in the “All Other Compensation” column of the “Summary Compensation Table” below.

Executive Medical Reimbursement Plan.

Messrs. McCormick, Cushing, Salvador, and Leonard are participants in the Company’s executive medical reimbursement plan. The plan is intended to provide for the reimbursement of medical, hospitalization, and dental expenses that exceed the deductible or co-payment limits under the Company’s general medical insurance plans. The plan is intended to provide selected named executive officers with the basic resources upon which to live and provide them with a certain level of financial security in the face of extraordinary medical expenses, thus ensuring they remain focused on the Company’s business goals.

Use of Company Cars.

The Company provides all of the named executive officers with the use of a car. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the Peer Group companies provide a similar benefit) and recognizes and rewards the named executive officers for their achievement to the level of a senior executive.

Club Memberships.

The Company provides all of the named executive officers with membership in a club of their choice. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the Peer Group companies provide a similar benefit) and provides a platform for the executives to entertain clients and potential clients of the Company and fosters interaction with other community leaders, which is intended to drive business development and, ultimately, Company performance.

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EXECUTIVE COMPENSATION

Financial Planning.

The Company pays for the cost of financial planning services for Messrs. McCormick, Ozimek, Cushing, Salvador, and Leonard by a professional consulting firm. This benefit is intended to enhance the overall efficiency of the Company’s executive compensation program by ensuring that the participating executive officers consider and properly plan for the various estate tax consequences, and generally take full advantage of the Company’s various compensation programs, taking into account their individual circumstances.

Additional Tax Payments.

The Company makes additional annual payments to the named executive officers to ensure that the effect of the above-mentioned other annual benefits is tax neutral to the executives. Given that these benefits are generally designed with a business purpose, this additional tax benefit ensures that the value of these other annual benefits is not diminished and does not create additional financial consequences for the executives.

Long-Term Compensation

Long-Term Incentive Program.

The Company maintains a long-term incentive compensation program through the Equity Incentive Plan, the Performance Bonus Plan and Performance-Based Stock Appreciation Units. The Equity Incentive Plan provides for annual equity-based awards, and the Performance Bonus Plan and the Performance-Based Stock Appreciation Units provide for equity-based compensation in connection with a change in control. The Company believes that compensation in the form of equity-based awards ties the interests of the named executive officers with those of our shareholders and thereby drives long-term success.

The Equity Incentive Plan was established to advance the interests of the Company and its shareholders by providing to executive officers an opportunity to acquire equity ownership in the Company along with the incentive advantages inherent in that equity ownership. The plan allows for the grant of a variety of equity-based awards, including stock options, restricted stock, restricted stock units and performance shares, and is administered by the Compensation Committee, which is empowered to determine the time, amount and recipients of awards and the other terms and conditions of awards to be granted thereunder, including the exercise price, vesting schedule, and expiration dates.

When granting equity-based awards to any of the named executive officers, the Compensation Committee reviews the executive officer’s position and individual performance in light of the Company’s goals to drive long-term performance and tie the interests of the named executive officers with those of our shareholders. The Compensation Committee also reviews awards granted to similarly situated officers at Peer Group companies. Ultimately, however, the Compensation Committee makes discretionary judgments based on these factors and its ongoing assessment and understanding of TrustCo and its executive officers. Awards are designed to ensure each named executive officer has a sense of ownership in the financial growth and the growth in total shareholder return of the Company.

In making the 2017 annual equity awards, the Compensation Committee sought to award a specific present value of long-term compensation in the form of time-vested and performance-vested awards to each of the named executive officers based on their position and contributions to the Company. Historically, the mix of different types of awards was intended to combine the retention and downside risk benefits inherent in restricted stock units and performance shares with the shareholder-value-creation benefits inherent in stock options, while mitigating the perceived excessive risk that potentially manifests itself through a single type of award approach. Consistent with the Company’s continued emphasis on performance-based compensation tied to specific corporate goals, in 2017 the Compensation Committee maintained its recent practice of weighting the equity awards more heavily towards performance-vested awards (performance shares). In 2017, the Compensation Committee continued its practice of allocating 60% of the time-vested equity awards to performance shares (see below) and 40% in restricted stock units.

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EXECUTIVE COMPENSATION

Restricted Stock Unit Awards.

In 2017, the Compensation Committee granted the following restricted stock unit awards to each of the named executive officers:

Named Executive Officer	Restricted Stock Units
Robert J. McCormick	20,000
Michael M. Ozimek	2,800
Robert T. Cushing(1)	0
Scot R. Salvador	10,000
Robert M. Leonard	10,000
Eric W. Schreck	2,800

(1)	Mr. Cushing announced his intention to retire as of December 22, 2017. As a result, the Compensation Committee determined that it was not appropriate to grant him restricted stock units.

The periods of restriction applicable to the restricted stock unit awards will lapse in three equal vesting periods in November of 2018, 2019, and 2020, respectively. In addition, vesting of units and the lapse of the restrictions may accelerate upon certain events, including the death, disability, or retirement of an award holder or upon a change in control of TrustCo. All restricted stock units are settled in cash only; no shares of the Company’s common stock will be issued in connection with the lapse of the period of restriction applicable to the units.

The definition of “change in control” is contained in the Equity Incentive Plan and is substantially the same as the definition contained in the senior executives’ employment agreements and the Performance Bonus Plan described below (and also substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code). The Compensation Committee believes that the definition of change in control is customary within the banking industry and that the circumstances under which change in control benefits would vest or become payable are reasonable.

In November 2017, the 2014 Restricted Stock Unit Awards vested and Messrs. McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck respectively received payments of: $146,250, $9,900, $74,250, $74,250, $74,250, and $20,250.

Performance Share Awards.

In consultation with and based upon advice from a compensation consultant, in 2017 the Compensation Committee granted the following performance-based equity awards to each of the named executive officers:

Named Executive Officer	Performance Shares
Robert J. McCormick	30,000
Michael M. Ozimek	4,200
Robert T. Cushing(1)	0
Scot R. Salvador	15,000
Robert M. Leonard	15,000
Eric W. Schreck	4,200

(1)	Mr. Cushing announced his intention to retire as of December 22, 2017. As a result, the Compensation Committee determined that it was not appropriate to grant him Performance Share Awards.

Each performance share represents the right to receive upon settlement an amount in cash equal to the fair market value of one share of TrustCo common stock. The performance shares generally will vest at the end of a three-year performance period based upon continued employment through the end of the performance period and the achievement of corporate performance goals. The three-year performance period for the 2017 awards runs from January 1, 2018 through December 31, 2020 (the “Performance Period”). Based on shareholder input, beginning in 2017 the vesting of performance share awards is based on the achievement of the two performance metrics: Return on Average Equity and Efficiency Ratio, which will be measured as described below.

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EXECUTIVE COMPENSATION

The Company’s Return on Average Equity measured as the average of each of the three years within the defined performance period against a comparative group of peer institutions with vesting and payout occurring at the end of the performance period and payout prior to March 15, 2021. The following table outlines the peer ranking and the corresponding adjustment factor:

Return on Average Equity for the Performance Period
Percentile Ranking	Factor
Above 60th percentile of the Peer Group	150%
50th - 59th percentile of the Peer Group	100%
40th - 49th percentile of the Peer Group	75%
Below 40th percentile of the Peer Group	0%

A second measurement trigger for the Performance Share Award is efficiency ratio. If the Company’s three-year average Efficiency Ratio, calculated in a fashion similar to the return on average equity calculation described above, is below the 49th percentile of the peer group, the total award is reduced by one third.

Performance shares may vest, and be settled, prior to the end of the Performance Period upon the death, disability, or retirement of a participant, or in the event of a change in control of TrustCo.

Achievement of 2014 Performance Share Awards.

In November of 2014, the named executive officers received Performance Share Awards which had a three-year Performance Period that expired on December 31, 2017.

Named Executive Officer	Threshold	Target	Maximum
Robert J. McCormick	17,438	23,250	29,063
Michael M. Ozimek	1,125	1,500	1,875
Robert T. Cushing	9,188	12,250	15,313
Scot R. Salvador	9,188	12,250	15,313
Robert M. Leonard	9,188	12,250	15,313
Eric W. Schreck	2,250	3,000	3,750

Achievement of the performance-goals condition was measured by the percentage increase in the Company’s diluted earnings per share as of the end of December 2017 over the Company’s diluted earnings per share as of the end of December 2014. In February 2018 the Compensation Committee determined that the performance goals for the 2014 awards were achieved at a target level. Accordingly, these payments were made at 100% of the target amounts. The awards were reduced by 33% as a result of a provision in the 2014 award agreements that reduced the performance shares by one-third if diluted earnings per share for any year fell below the base diluted earnings per share for 2014.

Performance for the 2014 Awards Under the Equity Incentive Plan.

The Company’s Equity Incentive Plan authorizes the Committee to adjust the criteria of the plan in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan. Accordingly, the Committee evaluated the performance of the Company relative to the peer group for the relevant period and also reviewed the 2014 financial statements and performance of the Company in contemplation of making awards under previous grants. The Committee noted that the Company’s income in 2014 was enhanced by the type of unusual or nonrecurring events contemplated by the Equity Incentive Plan, specifically, the sale at profit of a regional headquarters building in Florida. Pursuant to the authority conferred upon it by the plan, the Committee found that making payments under the Equity Incentive Plan as intended is necessary to recruit, provide incentives for, and retain executives and, accordingly, the board reduced net income in an amount to offset the profit from the 2014 sale. Upon the Committee’s recommendation, the board then set the 2014 adjusted diluted earnings per share at $0.456 and awards were rendered accordingly.

A similar analysis was performed and adjustments made for the 2017 Equity Incentive Plan year due to the tax law changes enacted in December 2017. Those adjustments also are reflected in the awards described below. Thus, Messrs.

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EXECUTIVE COMPENSATION

McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck received Plan payments of $142,601, $9,200, $73,042, $75,134, $75,134, and $18,400, respectively, with respect to the 2014 performance share awards.

Performance Bonus Plan.

The second aspect of TrustCo’s long-term incentive program is its Performance Bonus Plan, which provides compensation to certain of the Company’s senior executive officers (Messrs. McCormick, Cushing, and Salvador) in the event of a change in control of the Company. The Company has made a similar award, in the form of performance-based stock appreciation units, to Mr. Leonard under a separate agreement with him. Please refer to the discussion below under the heading “Performance-Based Stock Appreciation Unit Award”. Although the Company is not actively seeking to be acquired, the Compensation Committee understands that regional banking institutions such as the Company are continually subject to acquisition by third parties.

The Performance Bonus Plan is designed to accomplish two objectives with respect to these senior executive officers. First, the plan is intended to reward the executive officers for a successful strategic acquisition that is in the best interest of our shareholders. Second, because it is unlikely that following any “change in control” (as defined in the Performance Bonus Plan), TrustCo’s senior executive officers would continue to have the same level of responsibility and compensation as they currently have with TrustCo and inasmuch as these senior executive officers may perceive significant risks in any such reduced responsibility and compensation resulting from any such acquisition, the Performance Bonus Plan, along with the change in control benefits available under the senior executives’ employment agreements, is designed to encourage these highly qualified executives to remain with the Company through the consummation of such acquisition and to attract other executives as may be necessary.

Under the Performance Bonus Plan, the designated senior executive officers have been awarded 524,702 units, the ultimate value of which is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the plan. The units so awarded vest fifteen days prior to the scheduled closing date of a change in control, upon the occurrence of an unannounced change in control, or upon a participant’s termination of employment for reasons other than cause within one year prior to a change in control. Payment to a participant under the plan must be made within ten days after the change in control.

The Compensation Committee believes that the definition of change in control (which is substantially the same as the definition contained in the senior executives’ employment agreements and is substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code) is customary within the banking industry and that the circumstances under which change in control payments would be made are reasonable. Each of Messrs. McCormick, Cushing, and Salvador has been awarded an equal number of Performance Bonus Units. The Company does not make annual awards of units under the Performance Bonus Plan; rather, the units were awarded at the plan’s inception in 1997 and have subsequently been selectively awarded by the Committee when a person becomes a senior executive.

The Compensation Committee believes the Performance Bonus Plan continues to enhance the goal of an ownership culture through long-term incentives thereby advancing the interest of the Company and its shareholders. The Compensation Committee will continue, however, to review this long-term incentive vehicle on an annual basis as it continues to refine its approach to long-term incentives.

Performance-Based Stock Appreciation Unit Award.

In connection with the promotion of Mr. Leonard to the senior executive management team, instead of granting Mr. Leonard units under the Performance Bonus Plan, in January of 2014, the Compensation Committee granted Mr. Leonard an award of 300,000 performance-based stock appreciation units (“PSAUs”). Like awards under the Performance Bonus Plan, these units are intended to encourage Mr. Leonard to remain with the Company up to and through the consummation of a successful strategic acquisition that is in the best interest of our shareholders, TrustCo and Trustco Bank. To facilitate this, the units will become vested upon (i) a termination of Mr. Leonard without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or Mr. Leonard’s termination (whichever value is greater). Unlike the units under the Performance Bonus Plan, the PSAUs do not vest solely upon a change in control. Mr. Leonard will not receive a tax gross-up to cover potential excise taxes under Section 4999 of the Internal Revenue Code.

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Mr. Ozimek and Mr. Schreck are not Executive Vice Presidents and did not participate in the Performance Bonus Plan or receive Performance-Based Stock Appreciation Unit Awards.

Stock Ownership, Anti-Hedging and Anti-Pledging Guidelines.

The Company’s board of directors has adopted stock ownership guidelines for both senior management and members of the board. The board believes directors and designated members of senior management should have a financial investment in the Company. As CEO, Mr. McCormick is expected to beneficially own (including options to acquire shares and other equity-based awards) 350,000 shares, and as Executive Vice Presidents, Messrs. Cushing, Salvador and Leonard are each expected to beneficially own 250,000 shares (including options to acquire shares and other equity-based awards). These guidelines for members of senior management are expected to be achieved within four years of being appointed to their positions. As of December 31, 2017 Mr. McCormick beneficially owned 2,626,661 shares and Messrs. Cushing, Salvador and Leonard beneficially owned 1,089,444, 768,399, and 460,713, respectively. The totals above include awards under equity plans, including awards of Performance-Based Stock Appreciation Units and awards under the Performance Bonus Plan. Additional information regarding the stock ownership of the Company’s executive officers is set forth under “Information on Trustco Executive Officers” and in the Outstanding Equity Awards-December 30, 2017 table. As Senior Vice Presidents, Mr. Ozimek and Mr. Schreck are not subject to stock ownership guidelines. Anti-Hedging and Anti-Pledging restrictions are set forth in the TrustCo Insider Trading Policy, which can be found under the investor relations link on the Company’s website.

Retirement Compensation

The retirement plans available to TrustCo’s officers and employees include the Retirement Plan of Trustco Bank, the Trustco Bank Profit Sharing/401(k) Plan, and the Company’s Supplemental Retirement Plan.

Retirement Plan and Profit Sharing/401(k) Plan.

The Trustco Bank Retirement Plan is a defined benefit pension plan pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The defined benefit retirement plan is fully funded by Trustco Bank contributions. The Retirement Plan was “frozen,” in 2006, and there will be no new participants in the plan. Participants in the plan during 2006 are entitled to benefits accrued as of December 31, 2006. TrustCo and the Compensation Committee believe that, for companies nationwide, the primary vehicle for employee retirement benefits is the 401(k) savings plan. To meet increased employee expectations in this regard, TrustCo enhanced its Profit Sharing Plan in 2006 to include a 401(k) feature, thereby making this the primary retirement plan for TrustCo. Each of the named executive officers participates in the Retirement Plan, and in the Profit Sharing/401(k) Plan.

Supplemental Retirement Plan.

The Company maintains a Supplemental Retirement Plan (“SERP”), which is an unfunded, nonqualified, and non-contributory deferred compensation plan. The amounts of supplemental retirement benefits payable under the SERP are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits, and years of service and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement Plan at normal retirement (up to a maximum of $7,000,000). The Company’s annual contribution to the SERP (through 2008) and its current direct cash payments to each participant (which are described below) are determined pursuant to a formula set forth in the SERP. Because the Compensation Committee established the plan to provide the supplemental retirement benefits described above, neither the annual contributions to the SERP nor the direct annual payments to be made to the senior executive officers beginning in 2009 in lieu of the SERP contributions are considered annual compensation and are not taken into account when determining other components of annual compensation.

The Compensation Committee believes that the SERP together with the Retirement Plan and the Profit Sharing/401(k) Plan promote executive retention and allow the executive to focus on the long-term success of TrustCo. Participation in the SERP is limited to a select group of executives of TrustCo who are highly-compensated employees, and an employee must be selected by the board of directors to participate in the Plan. In December 2008, as a result of the effect of Section 409A of the Internal Revenue Code and its implementing regulations, which added a six-month period prior to the executive receiving the vested benefit that would be paid upon retirement or separation from service, TrustCo’s senior executives made a recommendation to the Compensation Committee to freeze the SERP effective December 31, 2008 and requested that the amount of the Company’s annual contribution to the SERP plus interest for each officer instead be paid directly to each officer. The committee considered the request and decided to add a corresponding amendment to the SERP and to each SERP participant’s employment agreement to the effect that the annual increment to be added to

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EXECUTIVE COMPENSATION

the SERP plus interest was to be paid directly to the executive officer. Under the employment agreement amendment, the payment is to be equal to the incremental amount that would have been credited for the year to the executive’s supplemental account balance under the SERP as such plan was in effect on December 31, 2007, and had it not been amended to cease additional benefit accruals following December 31, 2008. A similar provision was added to Mr. Leonard’s employment agreement upon his promotion to the senior executive management team. All amounts currently accrued under the SERP will remain accrued until the separation of service of the executive. Of the Company’s named executive officers, only Messrs. McCormick, Cushing and Salvador participate in SERP.

Employment Agreements

As discussed in more detail below, TrustCo and Trustco Bank have entered into employment agreements (which are substantially identical to each other) with Messrs. McCormick, Cushing, and Salvador that generally provide for their annual compensation and benefits and certain termination benefits in connection with a change in control. Specifically, these agreements provide for (i) a change in control/severance payment upon the earlier to occur of a change in control or a termination of the executive’s employment within one year prior to a change in control and (ii) the transfer of certain Company provided perquisites to the executive upon a termination of the executive’s employment within two years following a change in control. In addition, the agreements provide for the reimbursement of certain post termination medical expenses in the event of a termination of the executive’s employment (i) on account of death, disability or retirement at any time during his employment, or (ii) for any reason (other than for cause) within two years following a change in control. Although these legacy agreements are structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, the agreements also provide for a tax gross-up payment, if necessary, to mitigate against any excise tax that might be imposed under Section 4999 and ensure that the executives receive the full intended change in control/severance payment, should any such excise tax be imposed. As noted above, these employment agreements, along with the Performance Bonus Plan, are intended to reward the Company’s most senior executive officers for a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders and encourage these senior executives to remain with the Company up to and through the consummation of such strategic acquisition in order to ensure a stable management team through the consummation of such transaction.

In 2013, in connection with his promotion to the senior executive management team, TrustCo and Trustco Bank also entered into an employment agreement with Mr. Leonard. Mr. Leonard’s employment agreement also provides for his annual compensation and certain termination benefits in connection with a change in control. Specifically, Mr. Leonard’s agreement provides for a change in control/severance payment to the extent he is terminated within one year prior to or two years following a change in control and the same medical reimbursement benefits and perquisite transfers provided to Messrs. McCormick, Cushing, and Salvador upon the termination of his employment for death, disability, retirement or for any reason (other than for cause) within two years following a change in control. While Mr. Leonard’s agreement is also structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, it does not provide for a similar excise tax gross-up. Similar to the employment agreements for Messrs. McCormick, Cushing, and Salvador, Mr. Leonard’s employment agreement is intended to encourage him to remain with the Company up to and through the consummation of a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders in order to ensure a stable management team through the consummation of such transaction.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of TrustCo and Trustco Bank. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:	Thomas O. Maggs, Chair
Dennis A. De Gennaro
Brian C. Flynn
Dr. Anthony J. Marinello
William D. Powers
Lisa M. Reutter

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Executive Compensation Payments and Awards

The following table sets forth the compensation awarded to, paid to or earned by the named executive officers of TrustCo for services rendered in all capacities to TrustCo and its subsidiaries for the fiscal years ended December 31, 2017, 2016, and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1, 6)	Option Awards (1, 6)	Non-equity Incentive Plan Compensation (2)	Change to Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Robert J. McCormick President & Chief Executive Officer, TrustCo and Trustco Bank	2017	880,000	-	460,000	-	297,000	41,872	503,249	2,182,121
	2016	880,000	-	415,625	-	132,000	17,010	486,978	1,931,613
	2015	880,000	-	273,230	49,000	-	-	500,789	1,703,019
Michael M. Ozimek Senior Vice President & Chief Financial Officer TrustCo and Trustco Bank	2017	250,000	-	64,400	-	84,375	4,305	59,044	462,124
	2016	235,000	-	56,875	-	35,250	1,542	43,642	372,309
	2015	225,000	-	36,840	7,105	47,250	-	41,949	358,144
Robert T. Cushing(5) Executive Vice President & Chief Operating Officer TrustCo and Trustco Bank	2017	640,000	-	-	-	216,000	82,296	375,007	1,313,303
	2016	640,000	-	218,750	-	96,000	22,625	342,527	1,319,902
	2015	640,000	-	-	-	-	-	326,378	966,378
Scot R. Salvador Executive Vice President & Chief Banking Officer, TrustCo and Trustco Bank	2017	520,000	-	230,000	-	175,500	33,283	355,847	1,314,630
	2016	520,000	-	218,750	-	78,000	12,962	329,982	1,159,694
	2015	520,000	-	141,220	27,440	-	-	317,923	1,006,583
Robert M. Leonard Executive Vice President & Chief Risk Officer TrustCo and Trustco Bank	2017	330,000	-	230,000	-	111,375	25,020	347,909	1,044,304
	2016	291,154	-	218,750	-	45,750	10,229	283,122	849,005
	2015	275,000	-	141,220	27,440	-	-	275,558	719,218
Eric W. Schreck Treasurer, TrustCo and Senior Vice President, Trustco Bank	2017	283,400	-	64,400	-	95,648	22,116	44,501	510,065
	2016	272,500	-	56,875	-	40,875	8,574	46,075	424,899
	2015	262,500	-	36,840	7,105	55,125	-	46,248	407,818

Summary Compensation Table Footnotes:

(1)	The amounts in these columns are the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“FASB ASC 718”) for the stock awards (consisting of restricted stock units and performance shares) and stock option awards in 2017, 2016, and 2015. The assumptions made in the valuation of the awards are described in note 9 to TrustCo’s consolidated financial statements for the years ended December 31, 2017, 2016, and 2015 under the heading “Stock Based Compensation Plans-Equity Awards.” For financial reporting purposes, the estimated values of these grants are spread over future periods; however, for this table the total cost of the grants are reflected in the year of the grant. For purposes of calculating the grant date fair value of the performance shares set forth above, the Company assumed the achievement of the performance goal at the target level. If the Company assumed the achievement of the performance goal at or above the maximum performance level, the grant date fair value of the 2017 performance share awards for Messrs. McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck, would be $345,000, $48,300, $0, $172,500, $172,500, and $48,300, respectively. Additional information about the awards is presented below under the heading “Plan-Based Awards.”
(2)	The amounts in this column were determined in accordance with the Executive Officer Incentive Plan and the performance measures thereunder approved by the board of directors. The operation of this plan is discussed in the Compensation Discussion and Analysis under “Executive Officer Incentive Plan for 2017” and below under “Plan-Based Awards.”
(3)

The amounts in this column are derived from the change in value of vested benefits accrued under the Trustco Retirement Plan of Trustco Bank. See the table “Pension Benefits” for more details on the methodology followed to perform these calculations and a discussion of TrustCo and Trustco Bank retirement benefits generally.

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EXECUTIVE COMPENSATION

(4)	The amounts in this column include all other compensation paid to the named executive officers including tax gross-ups (of $55,914, $22,855, $69,917, $54,350, $39,398, and $12,083 for Messrs. McCormick, Ozimek, Cushing, Salvador, Leonard, and Schreck, respectively, for 2017) incurred on personal benefits, personal use of auto, health insurance, tax planning assistance, and personal use of clubs. The amounts included are the cost paid by TrustCo to third parties for these items and included in the Company’s financial statements. Also included for Messrs. McCormick, Cushing, Salvador and Leonard is compensation paid to them under their employment agreements representing the incremental amount that would have been credited to them for 2017 under the TrustCo Supplemental Retirement Plan had such plan not been amended to cease additional benefit accruals following December 31, 2008 and, in the case of Mr. Leonard, had he been a participant. For 2017, the Company paid $382,676 $227,280, $238,307, and $259,362 to Messrs. McCormick, Cushing, Salvador and Leonard, respectively, in lieu of such Supplemental Retirement Plan contributions. TrustCo sponsors a 401(k)/Profit Sharing Plan for all employees under which the Company offers to match employee contributions, subject to certain limits. For 2017, the Company match for the 401(k)/Profit Sharing Plan for Messrs. McCormick, Cushing, Salvador, Leonard and Schreck was $12,150 and for Mr. Ozimek $10,385.
(5)	Mr. Cushing retired effective December 22, 2017.
(6)	At the time the 2015 stock and option awards were granted, Mr. Cushing was expected to retire on December 31, 2015 and therefore no stock and option awards were granted to him. Subsequent to the award date it was determined that Mr. Cushing’s retirement date would be delayed. As a result he again participated in these plans in 2016. Because it was determined that he would retire in December 2017, no stock and option awards were granted to him in 2017.

Plan-Based Awards for 2017

The following two tables set forth information relating to grants of plan-based awards to the named executive officers during 2017 and to stock options, restricted stock units, and performance shares held by the named executive officers as of December 31, 2017. All non-equity incentive plan awards were made under the Trustco Bank Executive Officer Incentive Plan as it was in effect during 2017, and all awards of stock options, restricted stock units, and performance shares were made under the Equity Incentive Plan.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Executive Officer Incentive Plan) (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Shares) (3)			All Other Stock Awards: Number of Shares of Stock or Units (Restricted Stock
Name	Grant Date (1)	Threshold ($) (4)	Target ($) (5)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units) (6) (#)
Robert J. McCormick	11/21/2017	132,000	396,000	528,000	22,500	30,000	37,500	20,000
Michael M. Ozimek	11/21/2017	37,500	112,500	150,000	3,150	4,200	5,250	2,800
Robert T. Cushing	11/21/2017	96,000	288,000	384,000	-	-	-	-
Scot R. Salvador	11/21/2017	78,000	234,000	312,000	11,250	15,000	18,750	10,000
Robert M. Leonard	11/21/2017	49,500	148,500	198,000	11,250	15,000	18,750	10,000
Eric W. Schreck	11/21/2017	42,510	127,530	170,040	3,150	4,200	5,250	2,800

(1)	The dates in this column represent the grant date for the equity incentive plan awards reported in this table (performance shares and restricted stock units).
(2)	The amounts in these columns indicate the estimated possible payouts available for 2017 under the Executive Officer Incentive Plan. Threshold refers to the minimum amount payable under the Executive Officer Incentive Plan assuming the minimum performance levels established under the plan are satisfied. Maximum refers to the maximum payout possible under the plan, and target refers to the amount payable if the specified performance targets under the plan are achieved. Please refer to the discussion below and to the Compensation Discussion and Analysis. The amounts actually earned by the named executive officers for 2017 are set forth in the Summary Compensation Table above in the “Non-Equity Incentive Plan Awards” column.
(3)

The amounts in these columns indicate the estimated future payouts available to the named executive officers with respect to awards of performance shares under the Equity Incentive Plan. Threshold refers to the minimum amount of performance shares for which payment may be made assuming the minimum performance levels established under

30 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

the November 21, 2017 awards under the plan are satisfied. Maximum refers to the maximum payout possible under such awards. If the conditions to the awards are satisfied, settlement of the awards will be made only in cash. Please refer to the discussion below and to the Compensation Discussion and Analysis.
(4)	The amount reflected in this column assumed that all four goals are met at the Threshold level. The amount paid would be reduced on a pro rata basis for each goal not met.
(5)	The amount reflected in this column represents 45% of base salary and assumes that the Bank’s performance is better than the prior year on an absolute basis. If the performance was between 100% and 124% of the peer group median but the year-over-year absolute performance of the Bank was not higher, the target award payment would be reduced to 30%.
(6)	The period of restriction applicable to the awards of restricted stock units under this heading lapse in three equal vesting periods in November of 2018, 2019, and 2020, respectively. In addition, vesting of units and the lapse of the restrictions may accelerate upon certain events, including the death, disability, or retirement of an award holder or upon a change in control of TrustCo. Following lapse of the period of restriction, settlement of the awards will be made only in cash.

The Company’s Compensation Committee established four weighted performance measures for 2017 under the Executive Officer Incentive Plan. The performance measures for 2017 were (i) return on average equity, (ii) return on average assets, (iii) efficiency ratio and, (iv) the ratio of nonperforming assets to total assets. Each of these measures had a 25% weighting. Bonus payments under the plan were subject to the Company’s achievement of specified, weighted performance measures for 2017 relative to the performance of TrustCo’s peer group for 2017 as follows:

•	If TrustCo’s results under a performance measure were equal to 75% to 99% of the peer group median performance (provided performance is better than 2016 performance on an absolute basis) the bonus was to be 15% of base salary multiplied by the weighting factor of that performance measure.

•	For Target 1, If TrustCo’s results under a performance measure were equal to 100% to 124% of the peer group median performance the bonus was to be 30% of base salary multiplied by the weighting factor of that performance measure.

•	For Target 2, If TrustCo’s results under a performance measure were equal to 100% to 124% of the peer group median performance (provided performance is better than 2016 performance on an absolute basis) the bonus was to be 45% of base salary multiplied by the weighting factor of that performance measure.

•	If TrustCo’s results under a performance measure were 125% or greater than that of the peer group median performance the bonus was to be 60% of base salary multiplied by the weighting factor of that performance measure.

The Compensation, Discussion and Analysis describes in greater detail the performance measures established under the Executive Officer Incentive Plan for 2017.

On November 21, 2017, TrustCo approved awards of restricted stock units and performance shares to its named executive officers, all of which were made under the Equity Incentive Plan. The period of restriction for the restricted stock unit awards will lapse in three equal vesting periods in November of 2018, 2019, and 2020, respectively. In addition, vesting of units and the lapse of the restrictions may accelerate upon certain events, including the death, disability, or retirement of an award holder or upon a change in control of TrustCo. Each performance share represents the right to receive upon settlement an amount in cash equal to the fair market value of one share of TrustCo common stock. The performance shares generally will vest at the end of a three-year performance period based upon continued employment through the end of the performance period and the achievement of corporate performance goals. The three-year performance period for the 2017 awards runs from January 1, 2018 through December 31, 2020. Additional information regarding the performance shares is provided above in the Compensation Discussion and Analysis.

TrustCo Bank Corp NY 2018 Proxy Statement 31

EXECUTIVE COMPENSATION

The following table provides information on the stock options, shares of restricted stock, restricted stock units and performance shares held by the named executive officers as of December 31, 2017.

Outstanding Equity Awards as of December 31, 2017

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (3)
		(#)	(#)	($)		(#)		($)	(#)		($)
Robert J. McCormick	11/20/2012	17,400	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	63,200	15,800	7.05	11/19/2023	-		-	-		-
	11/18/2014	30,000	20,000	7.22	11/18/2024	-		-	15,500	(4)	142,601
	11/17/2015	30,000	30,000	6.43	11/17/2025	18,500	(5)	170,200	26,000	(6)	239,200
	11/15/2016	-	-	8.05	11/15/2026	19,000	(7)	174,800	28,500	(8)	262,200
	11/21/2017	-	-	9.20	11/21/2027	20,000	(10)	184,000	30,000	(11)	276,000

Michael M. Ozimek	11/20/2012	1,200	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	4,400	1,100	7.05	11/19/2023	-		-	-		-
	11/18/2014	2,250	1,500	7.22	11/18/2024	-		-	1,000	(4)	9,200
	11/17/2015	2,900	4,350	6.43	11/17/2025	2,500	(5)	23,000	3,500	(6)	32,200
	11/15/2016	-	-	8.05	11/15/2026	2,600	(7)	23,920	3,900	(8)	35,880
	11/21/2017	-	-	9.20	11/21/2027	2,800	(10)	25,760	4,200	(11)	38,640

Robert T. Cushing(9)	11/19/2013	8,000	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	11,200	-	7.22	11/18/2024	-		-	7,939	(4)(9)	73,047
	11/17/2015	-	-	6.43	11/17/2025	-		-	-		-
	11/15/2016	-	-	8.05	11/15/2026	-		-	4,583	(4)(9)	42,167
	11/21/2017	-	-	9.20	11/21/2027	-		-	-		-

Scot R. Salvador	11/20/2012	34,641	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	32,000	8,000	7.05	11/19/2023	-		-	-		-
	11/18/2014	16,800	11,200	7.22	11/18/2024	-		-	8,167	(4)	75,134
	11/17/2015	11,200	16,800	6.43	11/17/2025	9,250	(5)	85,100	13,750	(6)	126,500
	11/15/2016	-	-	8.05	11/15/2026	10,000	(7)	92,000	15,000	(8)	138,000
	11/21/2017	-	-	9.20	11/21/2027	10,000	(10)	92,000	15,000	(11)	138,000

Robert M. Leonard	6/2/2008	10,000	-	8.29	6/2/2018	-		-	-		-
	11/20/2012	1,700	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	32,000	8,000	7.05	11/19/2023	-		-	-		-
	11/18/2014	16,800	11,200	7.22	11/18/2024	-		-	8,167	(4)	75,134
	11/17/2015	11,200	16,800	6.43	11/17/2025	9,250	(5)	85,100	13,750	(6)	126,500
	11/15/2016	-	-	8.05	11/15/2026	10,000	(7)	92,000	15,000	(8)	138,000
	11/21/2017	-	-	9.20	11/21/2027	10,000	(10)	92,000	15,000	(11)	138,000

Eric W. Schreck	6/2/2008	10,000	-	8.29	6/2/2018	-		-	-		-
	11/19/2013	-	2,200	7.05	11/19/2023	-		-	-		-
	11/18/2014	-	2,900	7.22	11/18/2024	-		-	2,000	(4)	18,400
	11/17/2015	-	4,350	6.43	11/17/2025	2,500	(5)	23,000	3,500	(6)	32,200
	11/15/2016	-	-	8.05	11/15/2026	2,600	(7)	23,920	3,900	(8)	35,880
	11/21/2017	-	-	9.20	11/21/2027	2,800	(10)	25,760	4,200	(11)	38,640

(1)	Awards of options vest in equal increments on each of the first through fifth anniversaries of the date of the award and become fully vested on the fifth anniversary
(2)	Stock options are exercisable for ten years from the date of grant.
(3)	Market value is based upon the $9.20 closing price on the NASDAQ Stock Market of TrustCo’s common stock on December 31, 2017.
(4)	Vesting and Payment of the Performance shares awarded on November 18, 2014 were subject to the achievement of certain performance goals. In March 2018, the Compensation Committee determined that the performance targets were achieved at the target level for the 2014 performance shares, and therefore the performance shares were paid at 100% of the target amount. However, because the Bank’s year-over-year earnings per share did not increase during one of the performance years, the payout of these grants was reduced by 33%
(5)	Represents restricted stock units awarded on November 17, 2015, which vest in full on November 17, 2018. As noted above, settlement of the units will be in cash.

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EXECUTIVE COMPENSATION

(6)	Vesting and Payment of the Performance shares awarded on November 17, 2015 are subject to the achievement of certain performance goals. The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance measurement were at the maximum level, this amount would be 125% of the threshold level. If the performance goals are achieved, settlement of the awards will be in cash.
(7)	Represents restricted stock units awarded on November 15, 2016, which will vest in full on November 15, 2019. As noted above, settlement of the units will be in cash.
(8)	Vesting and Payment of the Performance shares awarded on November 15, 2016 are subject to the achievement of certain performance goals. The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance measurement were at the maximum level, this amount would be 125% of the target level. If the performance goals are achieved, settlement of the awards will be in cash.
(9)	Mr. Cushing retired in December 2017. As such, his performance share grants were prorated based on the 35 months served during the performance period.
(10)	Represents restricted stock units awarded on November 21, 2017, which will vest in in three equal vesting periods in November of 2018, 2019, and 2020, respectively. As noted above, settlement of the units will be in cash.
(11)	Vesting and Payment of the Performance shares awarded on November 21, 2017, are subject to the achievement of certain performance goals as described in the Compensation Discussion and Analysis above under the heading “Performance Share Awards.” The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance measurement were at the maximum level, this amount would be 125% of the target level. If the performance goals are achieved, settlement of the awards will be in cash.

In addition to the awards noted above, the Company has previously issued awards under the TrustCo Bank Corp NY Performance Bonus Plan. Awards have been made to Messrs. McCormick, Cushing, and Salvador under this plan. As further discussed above in the Compensation Discussion and Analysis, the value of the Performance Bonus Units is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the plan. In 1997, Mr. Cushing was awarded 524,702 units at a split-adjusted price of $5.95 per unit. In 2004, Robert J. McCormick was awarded 524,702 units at a price of $10.78 per unit, and in 2004, Mr. Salvador was awarded 524,702 units at a price of $13.15 per unit. In 2014, under a separate Performance Based Stock Appreciation Unit Agreement between him and TrustCo, Robert M. Leonard was issued 300,000 Performance-Based Stock Appreciation Units at price of $6.95 per unit. All of the unit prices, under the TrustCo Bank Corp NY Performance Bonus Plan or Mr. Leonard’s separate agreement, were set at the closing TrustCo stock price on the day of the award. These units have no expiration date and are not valued for accounting purposes until a change in control has occurred.

Stock Options Exercised and Stock Vesting

The table below provides information on an aggregated basis concerning each exercise of stock options during 2017 by, and each vesting, or lapse of restriction periods, with respect to awards of restricted stock units made and performance shares for each of the named executive officers:

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert J. McCormick	369,600	880,248	31,750	288,850
Michael M. Ozimek	11,100	21,171	2,100	19,100
Robert T. Cushing	156,200	260,921	16,189	147,289
Scot R. Salvador	110,000	179,100	16,417	149,386
Robert M. Leonard	4,700	12,686	16,417	149,386
Eric W. Schreck	16,300	37,586	4,250	38,650

(1)	Value realized on options exercised is based upon the difference between the closing stock price on the date the options are exercised and the exercise price of the option on the date it was granted. The below chart reflects the closing prices and option exercise prices for the various options exercised.

TrustCo Bank Corp NY 2018 Proxy Statement 33

EXECUTIVE COMPENSATION

Name	Closing Stock Price	Option Exercise Prices
Robert J. McCormick	$9.18 and $8.55	$8.29, $5.14 and $5.17
Michael M. Ozimek	$9.18	$8.29, $5.14 and $5.17
Robert T. Cushing	$9.18, $8.35, $9.70 and $8.35	$8.29, $5.14, $5.17, $7.05 and $7.22
Scot R. Salvador	$9.25 and $8.20	$8.29 and $5.14
Robert M. Leonard	$7.85	$5.14 and $5.17
Eric W. Schreck	$9.15	$5.17, $7.05, $7.22 and $6.43

(2)	The amounts under “Stock Awards” aggregates the share equivalents deemed acquired, and value realized, upon the lapse during 2017 of the period of restriction of restricted stock units awarded in 2014 and the completion on December 31, 2017 of the three-year performance period applicable to the performance shares awarded in 2014. In March 2018, the Compensation Committee determined that the performance targets were achieved at the target level for the 2014 performance shares, and therefore the performance shares were paid at 100% of the target amount. However, the amount actually received was reduced by 33% because the Bank did not achieve year-over-year growth in earnings per share during one of the performance years.

Pensions and Nonqualified Deferred Compensation Benefits

As discussed in the Compensation Discussion and Analysis, TrustCo sponsors a defined benefit pension plan and a profit sharing/401(k) plan covering substantially all employees. Benefits under the pension plan were frozen effective December 31, 2006, and the plan was closed to new participants effective December 31, 2006. Benefits under the pension plan are based on years of service and the employee’s highest average compensation during five consecutive years of the final ten years of employment. Compensation for purposes of the pension plan includes that compensation which is treated as Federal Insurance Contributions Act (FICA) wages without regard to the Social Security taxable wage base. Compensation also includes any amounts that are treated as salary reduction contributions and used to purchase nontaxable benefits under Section 125 or Section 401(k) of the Internal Revenue Code, but excludes bonuses, overtime, commissions, and other incentive pay. A participant’s normal retirement benefit under the pension plan is an annual pension benefit commencing on his or her normal retirement date in an amount equal to a “Regular Benefit” plus a “Supplemental Benefit,” calculated as follows:

Regular Benefit:

1.	December 31, 1988 accrued benefit; plus

2.	1.25% of his or her average annual compensation, multiplied by creditable service after December 31, 1988 up to thirty years; plus

Supplemental Benefit:

3.	0.65% of his or her average annual compensation in excess of his or her covered compensation after December 31, 1988 multiplied by creditable service up to 35 years.

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EXECUTIVE COMPENSATION

The following table presents a summary of benefits payable to each of the named executive officers under the pension plan.

Pension Benefits as of December 31, 2017

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
		(#)	($)	($)
Robert J. McCormick	Retirement Plan of Trustco Bank	12	345,546	-
Michael M. Ozimek	Retirement Plan of Trustco Bank	5	25,970	-
Robert T. Cushing	Retirement Plan of Trustco Bank	14	576,456	-
Scot R. Salvador	Retirement Plan of Trustco Bank	12	247,934	-
Robert M. Leonard	Retirement Plan of Trustco Bank	19	209,385	-
Eric W. Schreck	Retirement Plan of Trustco Bank	19	162,595	-

(1)	The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2017, with the retirement age being assumed to be the normal retirement age defined in the plan.

Executives Eligible for Early Retirement: Participants in the pension plan are eligible for early retirement at age 55 and 10 years of vesting service. Early retirement benefits are determined using the same formula that is used for normal retirement benefits, but are reduced as follows:

Early Retirement

Age at Early Retirement Date	Percent of Regular Benefit	Percent of Supplemental Benefit
64	96%	93.33%
63	92%	86.67%
62	88%	80.00%
61	84%	73.33%
60	80%	66.67%
59	76%	63.33%
58	72%	60.00%
57	68%	56.67%
56	64%	53.33%
55	60%	50.00%

Of the named executive officers, only Robert T. Cushing was eligible for early retirement in 2017. He exercised that right and retired as of December 22, 2017.

TrustCo Bank Corp NY 2018 Proxy Statement 35

EXECUTIVE COMPENSATION

The following table provides information regarding nonqualified deferred compensation earned by the named executive officers.

Nonqualified Deferred Compensation as of December 31, 2017

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Last Fiscal Year
	($)	($)	($)	($)	($)
Robert J. McCormick	-	-	-	-	1,584,836
Robert T. Cushing	-	-	-	-	3,244,059
Scot R. Salvador	-	-	-	-	722,574

Under TrustCo’s Supplemental Retirement Plan, the amount of the supplemental retirement benefit payable to a participant is based upon contributions by TrustCo that are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (a) the total retirement benefit the participant would have received under TrustCo’s defined benefit retirement plan without taking into account limitations imposed by the defined benefit plan and applicable law on compensation, annual benefits, and years of service, and (b) the retirement benefit the participant is projected to receive under the defined benefit retirement at normal retirement. The Supplemental Retirement Plan provides benefits based upon years of service to a maximum of 40 years. The supplemental account balance of a participant on any valuation date may not exceed $7.0 million.

Payments to participants are made after the participant has terminated employment with TrustCo or Trustco Bank, and has either completed five years of vested service or is eligible for early retirement under the retirement plan. Each of the plan participants has completed five years of vested service and is therefore vested in the supplemental retirement benefit aggregate amount above. Benefits can be paid in a lump sum or spread over a period of five years in the case of normal retirement. As discussed in the Compensation Discussion and Analysis, the supplemental retirement benefit plan has been frozen and no new contributions are made on behalf of the participants. As noted previously, however, the annual increment that would have been added to the SERP aggregate balance was paid subsequent to 2017 directly to the named executive officer who was a participant in the SERP, as follows:

Robert J. McCormick	$382,676
Robert T. Cushing	$227,280
Scot R. Salvador	$238,307

In addition, Mr. Leonard was paid $259,362 as a supplemental bonus calculated in the same manner as the SERP increment for the other executive officers.

Following his retirement in December 2017, the Company expects that Mr. Cushing will receive payment of benefits under the SERP during 2018.

Potential Payments upon Termination or Change in Control

Employment Agreements.

As noted above, TrustCo and Trustco Bank have entered into employment agreements with Messrs. McCormick, Cushing, Salvador and Leonard which provide for certain change in control/severance payments and benefits. The agreements for Messrs. McCormick, Cushing and Salvador are substantially the same.

In the event the employment of Messrs. McCormick, Cushing or Salvador is terminated for any reason other than good cause or retirement at the mandatory retirement age within twelve months prior to a change in control, or a change in control occurs while the executive is employed by either or both of TrustCo or Trustco Bank, then the executive will receive an amount equal to 2.99 times his then-current annual compensation to be paid in a single lump sum within 10 days following the change in control. The employment agreement also provides for an excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

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EXECUTIVE COMPENSATION

Upon termination of any of these executives’ employment (i) upon their death, disability or retirement, or (ii) for any reason other than good cause within two years following a change in control, TrustCo must, for the longer of the life of the executive or the life of his spouse, reimburse the executive or his spouse for otherwise unreimbursed medical expenses, including medical insurance premiums. In addition, if any of these executives’ employment is terminated for any reason other than good cause within two years following a change in control, TrustCo must transfer the executive’s Company car (at book value) and club membership to the executive.

In the event the employment of Mr. Leonard is terminated by the Company for any reason other than good cause or by Mr. Leonard for good reason (i) within twelve months prior to a change in control, or (ii) within two years following a change in control, then Mr. Leonard will receive an amount equal to 2.99 times his then-current annual compensation, to be paid in a single lump sum within 10 days following the later of a change in control or his termination. Mr. Leonard is not entitled to any excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Upon the termination of Mr. Leonard’s employment (i) upon his death, disability or retirement, or (ii) by the Company for any reason other than good cause or by Mr. Leonard for good reason within two years following a change in control, Mr. Leonard is entitled to the same medical expense reimbursement as provided to Messrs. McCormick, Cushing, and Salvador, described above. Mr. Leonard will also be entitled to the same transfer of Company car and country club membership upon his termination by the Company for any reason other than good cause or by Mr. Leonard for good reason within two years following a change in control as provided to Messrs. McCormick, Cushing, and Salvador, described above.

Under the employment agreements, “good cause” means the executive’s commission of an act of fraud, embezzlement, or theft constituting a felony against either of TrustCo or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the executive.

Also under the employment agreements, a “change in control” means a change in the ownership of TrustCo, a change in the effective control of TrustCo or Trustco Bank or a change in the ownership of a substantial portion of the assets of TrustCo or Trustco Bank as provided in Section 409A of the Internal Revenue Code and any guidance or regulations under Section 409A. Section 409A regulations provide the following:

•	subject to certain exceptions specified in the agreements, a change in the ownership of TrustCo or Trustco Bank occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of TrustCo that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of TrustCo or Trustco Bank;

•	a change in the effective control occurs only on the date that either: (i) any one person or more that on person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of TrustCo or Trustco Bank possessing 30% or more of the total voting power of the stock of TrustCo or (ii) a majority of members of TrustCo’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of TrustCo’s board of directors prior to the date of the appointment or election; or

•	a change in the ownership of a substantial portion of TrustCo’s or Trustco Bank’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from TrustCo or Trustco Bank that have a total gross fair market value equal to or more than 40% of the total gross fair market value all of the assets of TrustCo immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of TrustCo, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under Mr. Leonard’s employment agreement, “good reason” means (i) any substantial diminution in the executive’s job responsibilities or material adverse change in his title or status, (ii) a reduction in his base salary or failure to maintain his benefits at a level comparable to the level in effect at the effective date of the agreement, (iii) a determination by the Company, for reasons other than good cause, not to renew the term of the agreement, or (iv) the relocation of executive’s principal place of employment by more than 50 miles from the Company’s main headquarters as of the effective date of the agreement.

TrustCo Bank Corp NY 2018 Proxy Statement 37

EXECUTIVE COMPENSATION

Each of the employment agreements for Messrs. McCormick, Cushing, and Salvador defines “termination” to include the unilateral election of the executive to terminate the employment agreement and his employment with TrustCo and Trustco Bank or the executive otherwise experiences a “separation from service” within the meaning of Treasury Department Regulations under Section 409A of the Internal Revenue Code.

Performance Bonus Plan.

Additionally, the units awarded to Messrs. McCormick, Cushing and Salvador under the Performance Bonus Plan vest on the earlier of a change in control or the termination of their employment for reasons other than cause within one year prior to a change in control. Payment of the value of the units must be made within ten days after the change in control. In the event that the amount payable under the Performance Bonus Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the plan also provides for an excise tax gross-up payment to the executives. The PSAUs granted to Mr. Leonard become vested upon (i) a termination of Mr. Leonard without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or Mr. Leonard’s termination (whichever is greater).

TrustCo Bank Corp NY Equity Incentive Plan.

Under the TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan and the award agreements under such plan, the options will become fully vested upon retirement, disability, or death, and the period of restriction under the restricted stock and restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the Amended and Restated 2010 Equity Incentive Plan, upon retirement, disability, or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. In addition, all options, restricted stock, restricted stock units and performance shares that, in each case, were issued in 2016 or before will become fully vested upon a change in control and the performance shares will be paid out based on the achievement of performance goals up to the date of the change in control. As noted above, in March 2017, TrustCo’s Compensation Committee recommended, and the full board of directors approved, amendments to the Amended and Restated 2010 Equity Incentive Plan providing that, with respect to awards under the plan granted after January 1, 2017, there shall be no automatic vesting of solely upon a change-in-control, subject to certain exceptions. Rather, if a participant is terminated by the company or a subsidiary without cause within twenty four months after a change-in-control, all unvested outstanding awards held by such participant that were granted after January 1, 2017 will vest 100%, all options will become immediately exercisable, the restrictions applicable to restricted stock will immediately terminate, and all other awards, including SARs and restricted stock units, will immediately fully vest and be paid out. Performance units and performance shares will immediately fully vest, be settled and paid out without proration on or immediately following termination based upon the extent to which performance goals during the applicable performance period have been met up to the date of the change-in-control, the extent to which performance goals during the performance period have been met up to the date of termination or at target, whichever provides the greatest value to the participant. The board or the Compensation Committee will have the authority under the Equity Incentive Plan to accelerate vesting of awards upon certain corporate events, including a change-in-control.

The following table reflects the amount of compensation payable to each of the named officers, upon a change in control or in the event of the termination of such executive’s employment. The amounts would be paid in accordance with each person’s employment agreement (if any) and other benefit plans and agreements as discussed in the preceding sections. The amounts shown assume that such termination was effective as of December 31, 2017, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to equity incentives (stock options and restricted stock awards) and performance bonus units are based on the closing value of TrustCo common stock on December 31, 2017, which was $9.20. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment.

38 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

Termination or Change in Control Payments

Name	Termination for “Good Cause” (1)	Resignation by Officer Without Change in Control	Termination by Company Without Good Cause and Without Change in Control (2)	Retirement Without Change in Control (3)	Disability (4)	Death (5)	Change in Control or Termination in Connection With a Change in Control (11)
	$	$	$	$	$	$	$
Robert J. McCormick
Salary and Bonus (6)	-	-	3,119,352	-	-	600,000	2,631,200
Health insurance and other perquisites	-	-	1,495,770	1,495,770	1,495,770	1,495,770	1,545,770
Tax gross-up payment	-	-	-	-	-	-	2,324,585
Pension Benefits (7)	345,546	345,546	345,546	345,546	345,546	345,546	345,546
Supplemental Retirement Plan (8)	-	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836
Equity incentives (10) (11)	-	-	-	866,939	1,395,939	1,395,939	1,721,772
Total	345,546	1,930,382	6,545,504	4,293,091	4,822,091	5,422,091	10,153,709
Michael M. Ozimek
Salary and Bonus	-	-	-	-	-	500,000	-
Pension Benefits (7)	25,970	25,970	25,970	25,970	25,970	25,970	25,970
Equity incentives (10) (11)	-	-	-	86,795	159,475	159,475	198,729
Total	25,970	25,970	25,970	112,765	185,445	685,445	224,699
Robert T. Cushing (12)
Salary and Bonus (6)	-	-	-	-	-	-	1,913,600
Health insurance and other perquisites	-	-	-	1,032,589	-	-	1,082,589
Tax gross-up payment	-	-	-	-	-	-	2,140,066
Pension Benefits (7)	-	-	-	576,453	-	-	576,453
Supplemental Retirement Plan (8)	-	-	-	3,244,059	-	-	3,244,059
Performance Bonus Plan (9)	-	-	-	-	-	-	1,705,282
Equity incentives (10) (11)	-	-	-	154,589	-	-	191,112
Total	-	-	-	5,007,690	-	-	10,853,161
Scot R. Salvador
Salary and Bonus (6)	-	-	1,867,614	-	-	600,000	1,554,800
Health insurance and other perquisites	-	-	1,710,410	1,710,410	1,710,410	1,710,410	1,760,410
Tax gross-up payment	-	-	-	-	-	-	1,886,471
Pension Benefits (7)	247,934	247,934	247,934	247,934	247,934	247,934	247,934
Supplemental Retirement Plan (8)	-	722,574	722,574	722,574	722,574	722,574	722,574
Equity incentives (10) (11)	-	-	-	564,070	833,170	833,170	1,004,903
Total	247,934	970,508	4,548,532	3,244,988	3,514,088	4,114,088	7,177,092
Robert M. Leonard
Salary and Bonus	-	-	700,737	-	-	600,000	986,700
Health insurance and other perquisites	-	-	1,629,336	1,629,336	1,629,336	1,629,336	1,679,336
Pension Benefits (7)	209,385	209,385	209,385	209,385	209,385	209,385	209,385
Performance Bonus Plan (9)	-	-	-	-	-	-	675,000
Equity incentives (10) (11)	-	-	-	440,418	709,518	709,518	881,251
Total	209,385	209,385	2,539,458	2,279,139	2,548,239	3,148,239	4,431,672
Eric W. Schreck
Salary and Bonus	-	-	-	-	-	566,800	-
Pension Benefits (7)	162,595	162,595	162,595	162,595	162,595	162,595	162,595
Equity incentives(10) (11)	-	-	-	83,448	156,128	156,128	199,982
Total	162,595	162,595	162,595	246,043	318,723	885,523	362,577

TrustCo Bank Corp NY 2018 Proxy Statement 39

EXECUTIVE COMPENSATION

(1)	Under the employment agreements of Messrs. McCormick, Cushing, Salvador and Leonard, “good cause” means the commission of an act of fraud, embezzlement or theft constituting a felony against either of the Company or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the officer.
(2)	The amounts in this column represent the aggregate value of the payments due under the remaining term of the employment agreements of Messrs. McCormick, Cushing, Salvador and Leonard, assuming no changes in the amount of base salary after termination and payments under the Executive Officer Incentive Plan and the additional amount payable in lieu of contributions to the Supplemental Retirement Plan. The employment agreements of Messrs. McCormick, Cushing and Salvador renewed as of January 1, 2017 for a new term of three years each. The amounts presented in this column take into account the remaining two years of the term for each such agreement and also take into account the one-year term of Mr. Leonard’s agreement. Messrs. Ozimek and Schreck do not have employment agreements. Mr. Cushing retired as of December 22, 2017.
(3)	“Retirement” means termination of employment at the earliest retirement date applicable to the named executive officer under the Trustco Bank retirement plan. As of December 31, 2017, following Mr. Cushing’s retirement, no other named executive officer was eligible to receive retirement benefits under such plan.
(4)	“Disability” means a mental or physical condition which (i) in the opinion of a physician mutually agreed upon the by boards of directors of the Company and Trustco Bank and the named executive officer, will prevent such officer from carrying out the material job responsibilities or duties to which the officer was assigned at the time the disability was incurred and (ii) is expected to last for an infinite duration or a duration of more than six months.
(5)	The Company provides a death benefit to all employees through a third-party insurance company under which it makes a payment, in the amount of two year’s salary of the deceased employee (but not more than $600,000), to the surviving spouse, if any, of the deceased employee.
(6)	Includes for the remaining term of the named executive officer’s employment agreement, annual salary, bonus payment under the Company’s Executive Officer Incentive Plan and an amount equal to the incremental amount that would have been credited for the year to the executive’s supplement account balance under the Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan as such plan was in effect on December 31, 2007 and had it not been amended to cease additional benefit accruals following December 31, 2008.
(7)	The actuarial present value of the named executive officer’s accumulated benefit under Trustco Bank retirement plan, determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles. Benefits under the plan will be paid in accordance with the terms of the plan, which do not provide for payment of benefits in a lump sum.
(8)	The amounts disclosed represent the aggregate balance as of December 31, 2017 for each of Messrs. McCormick, Cushing and Salvador. Messrs. Leonard, Ozimek and Schreck do not participate in the supplemental retirement plan. Following his retirement in December 2017, the Company expects that Mr. Cushing will receive payment of benefits under the SERP during 2018.
(9)	The amounts disclosed represent the payment to the named executive officer under TrustCo’s Performance Bonus Plan or, for Mr. Leonard, pursuant to his Performance-Based Stock Appreciation Unit Agreement.
(10)	The amounts disclosed in the columns headed “Retirement without Change in Control,” “Disability” and “Death” represent the amount payable to the named executive officer upon such events under TrustCo’s equity incentive plans. Under the Equity Incentive Plan and the award agreements under such plan, the options accelerate upon retirement, disability or death, and the period of restriction under the restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the 2010 plan, upon retirement, disability or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. The amounts presented assume satisfaction of the performance targets at the targeted levels for 2015, 2016 and 2017. Because the performance period under the 2017 awards commenced on January 1, 2018, termination for retirement, disability or death as of December 31, 2017 would not result in any payment in respect of such performance awards.
(11)	The amounts disclosed in the column headed “Termination and Change in Control” represent the payment to the named executive officer upon the accelerated vesting (or, as appropriate, lapse of restrictions) of awards under TrustCo’s equity incentive plans if a change in control occurred, and such officer were terminated, on December 31, 2017, and assumes the resulting amount is paid in cash. All unvested options and restricted stock units vest in full upon a change in control. The time-based vesting condition of performance shares will be satisfied in full upon a change in control, with payment to be made in respect of performance shares based upon the extent to which the performance goals specified in the applicable award agreement have been met up to the date of the change in control, or at the target vesting specified in the award agreement, whichever is higher.
(12)	Mr. Cushing retired from TrustCo and Trustco Bank effective December 22, 2017. Under his employment agreement and TrustCo’s Performance Bonus Plan, he will be entitled to the benefits described under “Termination and Change in Control” in the event TrustCo or Trustco Bank undergoes a change in control as defined in the employment agreement within one year of the date of his retirement.

40 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation for our median paid employee, as well as the ratio of this employee’s total compensation compared to the total compensation of our President and CEO.

For fiscal 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. McCormick), was $29,699; and

•	The annual total compensation of Mr. McCormick, our President and CEO was $2,182,121.

Based on this information, the ratio for 2017 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 73 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 31, 2017, our employee population consisted of approximately 870 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date. This date was selected because it aligned with the calendar and fiscal year-end and allowed us to identify employees in a reasonably efficient manner.

•	To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2017, but did not work for us the entire year. TrustCo maintains an extensive network of 145 branches staffed by both full-time and part-time employees. No full-time equivalent adjustments were made for part-time employees, of which there were 120.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $29,699.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table.

COMPENSATION POLICIES AND PRACTICES THAT PRESENT MATERIAL RISKS TO THE COMPANY

The Compensation Committee believes strongly that the compensation structure for the executive officers or any employee at TrustCo should not encourage undue risk taking. As discussed in the Compensation Discussion and Analysis, the Company’s executive officer compensation program includes cash and equity components with both short-term (Executive Officer Incentive Plan) and longer-term (Equity Incentive Plan, among others) performance measurement periods. Also as discussed, benefits under TrustCo’s compensation program may be forfeited if the executive does not remain employed at TrustCo. Further, the Equity Incentive Plan expressly provides that the TrustCo board and the Compensation Committee must work together to ensure that the implementation of the plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company. As such, after a review of the Company’s compensation policies and procedures, the Compensation Committee has concluded that the risks arising from TrustCo’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Compensation paid or awarded to members of TrustCo’s board of directors who are not also executive officers of TrustCo or Trustco Bank is comprised of a meeting fee of $10,000 and awards under TrustCo’s Directors Equity Incentive Plan and Directors Performance Bonus Plan.

TrustCo Bank Corp NY 2018 Proxy Statement 41

EXECUTIVE COMPENSATION

2017 Director Compensation Table

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Name	($)	($)	($)	($)
Dennis A. De Gennaro	120,000	13,800	-	133,800
Brian C. Flynn	121,500	13,800	-	135,300
Thomas O. Maggs	121,500	13,800	-	135,300
Dr. Anthony J. Marinello	121,500	13,800	-	135,300
William D. Powers	121,500	13,800	-	135,300
William J. Purdy(3)	61,500	-	-	61,500
Lisa M. Reutter(4)	10,000	-	-	10,000

(1)	Messrs. Flynn, Maggs, Marinello, Powers, and Purdy each received an additional $1,500 stipend for outreach meetings and training.
(2)	Includes the grant date fair value, calculated in accordance with FASB ASC 718 for the restricted stock units awarded in 2017. The assumptions made in the valuation of the awards are described in Note 9 to TrustCo’s consolidated financial statements for the years ended December 31, 2017 and 2016 under the heading “Stock Based Compensation Plans-Equity Awards.” As of December 31, 2017, Messrs. De Gennaro, Maggs, Marinello and Powers had 4,500 unvested, restricted stock units. Mr. Flynn had 3,000 unvested, restricted stock units.
(3)	Mr. Purdy resigned from the board in June 2017.
(4)	Ms. Reutter was elected to the board at its meeting in November 2017.

TrustCo’s Amended and Restated 2010 Directors Equity Incentive Plan provides for the periodic grant of options, restricted stock, restricted stock units, and stock appreciation rights to directors as approved by the Compensation Committee. The exercise price for options may not be less than 100% of the fair market value of TrustCo’s common stock on the NASDAQ Stock Market (generally the closing price) on the day the grants are awarded.

Outstanding options, granted under TrustCo’s Amended and Restated 2010 Directors Equity Incentive Plan and prior directors’ stock option plans, held by current TrustCo directors are as follows:

Dennis A. De Gennaro	2,000
Thomas O. Maggs	4,000
Anthony J. Marinello, MD, PhD	4,000
William D. Powers	4,000

During 2017, directors were awarded restricted stock units equivalent to 1,500 shares of TrustCo common stock. The periods of restriction applicable to the restricted stock unit awards will lapse in three equal vesting periods in November of 2018, 2019, and 2020, respectively. The restricted stock units do not entitle the director to any dividend declared on TrustCo common stock or to vote the units.

Also during 2017, the period of restriction lapsed with respect to the 1,500 restricted stock units that were awarded to each of the directors in 2014. The units were settled in cash, with each director receiving a gross amount of $13,800 based on the closing price of $9.20 per share for the Company’s common stock on November 21, 2017, the date the restriction period lapsed.

TrustCo directors who are not also employees of TrustCo or Trustco Bank are eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan, which was adopted by the TrustCo board in 1997. Under the Directors Performance Bonus Plan, nonemployee directors are eligible to be awarded “units,” the value of which is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the Directors Performance Bonus Plan. (The definition of change in control is the same as the

42 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

definition contained in the employment agreements for TrustCo’s named executive officers, which were described above.) The units so awarded vest and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each nonemployee director has been awarded 34,981 units under the Directors Performance Bonus Plan at a base price of $5.95 per unit, except for Mr. Maggs, whose base price is $10.59 per unit and Mr. De Gennaro whose base price is $6.33 per unit. Neither Mr. Flynn nor Ms. Reutter have been awarded any Director Performance Bonus units at this time.

In October 2016, the board instituted a stipend to compensate currently-serving board members for the time they spend traveling out of town for training and outreach with regulators in the amount of $1,500 for the first day of travel on a single trip and $1,000 for each additional day of travel on the same trip. In 2017, the board, upon the recommendation of the Compensation Committee, voted to make all directors eligible for the stipend.

OWNERSHIP OF TRUSTCO COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of its common stock, except as described below:

Name and Address	Amount		Percent
BlackRock, Inc.	12,154,474	(1)	12.6%
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP	5,522,607	(2)	5.7%
Building One
6300 Bee Cave Road
Austin, TX 78746
The Vanguard Group	5,607,004	(3)	5.8%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Based solely upon a Schedule 13G filed with the SEC by the listed person on January 18, 2018. According to the Schedule 13G, BlackRock, Inc. filed the Schedule 13G as the parent holding company or control person of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, and BlackRock, Inc. beneficially owns 5% or greater of the outstanding shares of TrustCo common stock.
(2)	Based solely upon a Schedule 13G filed with the SEC by the listed person on February 9, 2018. According to the Schedule 13G, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(3)	Based solely upon a Schedule 13G filed with the SEC by the listed person on February 7, 2018. According to the Schedule 13G, The Vanguard Group, Inc. filed the Schedule 13G as the parent holding company or control person of Vanguard Fiduciary Trust Company and Vanguard Investments, Australia, Ltd., and The Vanguard Group, Inc beneficially owns 5% or greater of the outstanding shares of TrustCo Common stock.

On March 1, 2018, the Financial Services Department of Trustco Bank held 148,936 shares of TrustCo common stock as executor, trustee, and agent (0.2% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

TrustCo Bank Corp NY 2018 Proxy Statement 43

EXECUTIVE COMPENSATION

TRANSACTIONS WITH TRUSTCO AND TRUSTCO BANK DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

The Company has adopted policies and procedures for the review, approval, or ratification of transactions with its directors and executive officers or their related persons, such as immediate family members. TrustCo’s Code of Conduct requires transactions between TrustCo or Trustco Bank and any of their directors or executive officers (or their respective immediate family members) be fully disclosed and be reviewed and, if appropriate, approved by the board or board members who do not have an interest in the transaction in question.

Certain directors and executive officers of TrustCo and Trustco Bank, or businesses or other organizations with which these individuals are associated, are also deposit or trust customers of Trustco Bank, or have obtained loans or other extensions of credit from Trustco Bank. TrustCo expects that these persons will continue to be deposit, trust, or loan customers of Trustco Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectability, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. Further, federal regulations require that all loans or extensions of credit to TrustCo executive officers and directors by Trustco Bank be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Also under federal regulations, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors. TrustCo and Trustco Bank have adopted written policies and procedures that implement these requirements.

Trustco Bank obtains legal services from, and pays fees to, Overton, Russell, Doerr, and Donovan, LLP, a law firm in which Thomas R. McCormick, brother of Robert J. McCormick, is a partner. Trustco Bank obtains such services at rates that are substantially the same as those the firm charges other clients, and the firm is one of a number of law firms that is retained by TrustCo to provide legal services to it. During the year ended December 31, 2017, $505,077 of legal fees were paid to Overton, Russell, Doerr, and Donovan, LLP.

Each of the loans and other transactions or arrangements described above was approved by the board of directors, or appropriate board committee, in accordance with TrustCo and Trustco Bank policies.

INSURANCE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS

TrustCo’s bylaws provide detailed procedures to address circumstances under which an officer or director of TrustCo may seek indemnification from TrustCo and when such indemnification may be authorized. TrustCo’s employment agreements with Robert J. McCormick, Robert T. Cushing, Scot R. Salvador, and Robert M. Leonard contain provisions that obligate TrustCo or Trustco Bank to indemnify the officers under certain circumstances. The form of these agreements for Messrs. McCormick, Cushing, and Salvador was filed as an exhibit to TrustCo’s Current Report on Form 8-K filed December 22, 2008 and an amendment to the agreement was disclosed in a Current Report on Form 8-K filed March 17, 2009. Mr. Leonard’s agreement was filed as an exhibit to TrustCo’s Current Report on Form 8-K filed on November 25, 2013. TrustCo renewed insurance for the indemnification of its executive officers and directors of TrustCo and Trustco Bank from Zurich American Insurance Company for the primary coverage and a series of insurance companies for supplemental layers of coverage effective for the one-year period from October 10, 2017 to October 10, 2018. The cost of this insurance was $652,950 and coverage is provided to all executive officers and directors of TrustCo and Trustco Bank. TrustCo’s board of directors has no knowledge of any claims made or sum paid pursuant to such insurance policy during 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TrustCo’s directors, executive officers, and persons who own more than 10% of a registered class of TrustCo’s equity securities to file initial reports of ownership and reports of

44 TrustCo Bank Corp NY 2018 Proxy Statement

EXECUTIVE COMPENSATION

changes in ownership in TrustCo’s common stock with the SEC and to furnish TrustCo with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements have been met.

SEC FORM 10-K

TrustCo will provide without charge a copy of its Annual Report on Form 10-K upon written request. Requests and related inquiries should be directed to: Kevin T. Timmons, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

CODE OF CONDUCT

Upon written request, TrustCo will provide without charge a copy of its Code of Conduct. Requests and related inquiries should be directed to: Michael J. Hall, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

TrustCo Bank Corp NY 2018 Proxy Statement 45

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Shareholder proposals, including the submission of director nominees, to be considered for inclusion in a proxy statement in connection with any forthcoming Annual Meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo’s proxy statement and form of proxy for the Annual Meeting of shareholders expected to be held in May of 2019 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 3, 2018. Proposals intended to be considered at the 2019 Annual Meeting, but that are not to be included in TrustCo’s proxy statement, must be received at TrustCo’s principal executive offices no later than February 16, 2019. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

46 TrustCo Bank Corp NY 2018 Proxy Statement

TrustCo SHAREHOLDERS

TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED (ADDITIONAL METHODS OF VOTING ARE DETAILED ON THE PROXY CARD). IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

TrustCo Bank Corp NY 2018 Proxy Statement 47

TRUSTCO BANK CORP NY
ATTN: MICHAEL HALL
5 SARNOWSKI DRIVE
GLENVILLE, NY 12302

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 16, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SPECIMEN

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43653-P04411 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TRUSTCO BANK CORP NY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors for a three-year term expiring at the 2021 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Thomas O. Maggs
02) Robert J. McCormick
03) Lisa M. Reutter

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

SPECIMEN

E43654-P04411

REVOCABLE PROXY
TRUSTCO BANK CORP NY
Annual Meeting of Shareholders
May 17, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The person whose name and signature appears hereon hereby appoints Paul Heiner and William F. Terry, and each of them, the proxy or proxies of such person, with full power of substitution, to vote as indicated herein all shares of common stock of TrustCo Bank Corp NY which such person is entitled to vote at the Annual Meeting, to be held at Mallozzi's Restaurant and Banquet House, 1930 Curry Road, Rotterdam, NY 12303, at 10:00 a.m. Eastern Time on May 17, 2018, and at any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations noted on the reverse of this card and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt from TrustCo Bank Corp NY prior to the execution of this proxy of a Notice of the Annual Meeting, the proxy statement, and Annual Report.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TRUSTCO BANK

TRUSTCO
Bank Corp NY

Your vote matters.
Vote your shares today.

P03382-EPB

TRUSTCO
Bank Corp NY
Your vote matters.
Vote your shares today.